              As filed with the Securities and Exchange Commission
                              on January 31, 1997

                                                       Registration No. 811-6415
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM N-1A

                            AMENDMENT NO. 10 TO THE
                             REGISTRATION STATEMENT
                                     UNDER
                       THE INVESTMENT COMPANY ACT OF 1940


                            MASTER INVESTMENT TRUST
                        (formerly Cash Investment Trust)
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                 111 Center Street, Little Rock, Arkansas 72201
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                    ---------------------------------------


              Registrant's Telephone Number, including Area Code:
                                 (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                          Little Rock, Arkansas 72201
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                            Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                              Morrison & Foerster
                   2000 Pennsylvania Avenue, N.W., Suite 5500
                          Washington, D.C. 20006-1812

                                EXPLANATORY NOTE


         This Amendment No.10 to the Registration Statement of Master Investment Trust (the "Trust") is being filed to add to the Trust's Registration Statement the audited financial statements and certain related financial information for the fiscal period ended September 30, 1996 for the Trust's Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios.

         This Amendment to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                            Master Investment Trust
                             Cross Reference Sheet

Form N-1A Item Number
---------------------

Part A                       Prospectus Caption
------                       ------------------
4                            General Description of Registrant; Investment
                             Objectives; Additional Permitted Investment
                             Activities of the Master Portfolios; Investment
                             Policies
5                            Management of the Master Portfolios; Management of
                             the Trust; Investment Adviser,
                             Custodian and Transfer Agent; Sponsor,
                             Administrator and Placement Agent; Expenses
6                            Capital Stock and Other Securities; Organization
                             and Interests; Dividends and Distributions; Taxes
7                            Purchase of Securities; Determination of Net Asset
                             Value;
8                            Redemption or Repurchase
9                            Not Applicable

Part B                       Statement of Additional Information
------                       -----------------------------------
10                           Cover Page
11                           Table of Contents
12                           General Information and History
13                           Investment Objectives and Policies; Investment
                             Restrictions; Additional Permitted
                             Investment Activities
14                           Management of the Trust
15                           Control Persons and Principal Holders of Securities
16                           Investment Advisory and Other Services
17                           Brokerage Allocation and Other Practices
18                           Capital Stock and Other Securities
19                           Purchase, Redemption and Pricing of Securities
20                           Tax Status
21                           Underwriters
22                           Calculation of Performance Data
23                           Financial Information

Part C                       Other Information
------                       -----------------
24-32                        Information required to be included in Part C is
                             set forth under the appropriate Item, so numbered,
                             in Part C of this Document.

                            MASTER INVESTMENT TRUST
                                     PART A
                             Dated February 1, 1997

Responses to Items 1 through 3 have been omitted pursuant to paragraph F.4. of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Master Investment Trust (the "Trust") is a no-load, diversified, open-end management investment company which was organized as a business trust under the laws of Delaware on August 15, 1991. The Trust is a "series fund," which is a mutual fund divided into separate portfolios. The Trust currently offers the following diversified portfolios: the Asset Allocation Master Portfolio, Capital Appreciation Master Portfolio, Cash Investment Trust Master Portfolio (the "CIT Master Portfolio"), Corporate Stock Master Portfolio, Short-Term Municipal Income Master Portfolio (the "Municipal Income Master Portfolio"), Short-Term Government-Corporate Income Master Portfolio (the "Government-Corporate Income Master Portfolio"), Small Cap Master Portfolio, Tax-Free Money Market Master Portfolio and the U.S. Government Allocation Master Portfolio (each, a "Master Portfolio," and collectively, the "Master Portfolios"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes. An interestholder of one Master Portfolio is not deemed to be an interestholder of any other Master Portfolio. As described below, for certain matters Trust interestholders vote together as a group; as to others they vote separately by Master Portfolio. From time to time, other series may be established and sold pursuant to other offering documents.

         The primary investors in the Master Portfolios are the corresponding funds of Overland Express Funds, Inc. ("Overland Express") and Stagecoach Funds, Inc. ("Stagecoach Funds"). These include the National Tax-Free Institutional Money Market, Overland Sweep, Short-Term Municipal Income, Short-Term Government-Corporate Income, Small Cap Strategy and Strategic Growth Funds of Overland Express and the Aggressive Growth, Asset Allocation, Corporate Stock, National Tax-Free Money Market Mutual, Small Cap and U.S. Government Allocation Funds of Stagecoach Funds. Each Fund invests all of its assets in the corresponding Master Portfolio of the Trust, rather than in a portfolio of securities. Each Master Portfolio has substantially the same investment objective as the corresponding Fund or Funds. Therefore, each Fund's investment experience will correspond directly with its Master Portfolio's investment experience. Shares of the Master Portfolios may be purchased only by other investment companies or similar accredited investors (as defined below).

         The Strategic Growth Fund of Overland Express was previously a "stand-alone" fund and did not invest its assets in a single master portfolio. On February 20, 1996, the Strategic Growth Fund converted to a master/feeder structure and began investing substantially all of its assets in the Capital Appreciation Master Portfolio. The Aggressive Growth Fund of Stagecoach Funds, which commenced operations on March 5, 1996, also invests substantially all its assets in the Capital Appreciation Master Portfolio. The Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds, converted to feeder funds in a master master/feeder structure on April 29, 1996, and invest substantially all of their assets in the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios, respectively. The Small Cap Strategy Fund of Overland Express and the Small Cap Fund of Stagecoach Funds, each of which commenced operations on September 16, 1996, invest substantially all of their assets in the Small Cap Master Portfolio.

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") serves as each Master Portfolio's investment adviser. Barclays Global Fund Advisors ("BGFA") serves as investment sub-adviser to the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios. The other Master Portfolios do not retain an investment sub-adviser. Stephens Inc. ("Stephens") serves as each Master Portfolio's sponsor, administrator and placement agent. Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

A.       INVESTMENT OBJECTIVES

1.       ASSET ALLOCATION MASTER PORTFOLIO

         The Asset Allocation Master Portfolio's investment objective is to seek over the long term a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Master Portfolio seeks to achieve its objective by pursuing an asset allocation strategy. This strategy is based upon the premise that these asset classes, from time to time, are undervalued or overvalued relative to each other by the market and that undervalued asset classes represent relatively better long-term, risk-adjusted investment opportunities. Timely, low-cost shifts among common stocks, U.S. Treasury bonds and money market instruments (as determined by their perceived relative overvaluation or undervaluation) can therefore produce attractive investment returns. Using this strategy, BGFA, as sub-adviser to the Master Portfolio, regularly determines the appropriate mix of asset classes, and the portfolio of the Master Portfolio is periodically adjusted to achieve this mix.

         In determining the recommended mix, BGFA uses an investment model developed over the past [17] years, which is presently used as a basis for managing large employee benefit trust funds and other institutional accounts. The Asset Allocation Model, which is proprietary to BGFA, analyzes extensive financial data from numerous sources and recommends a portfolio allocation among common stocks, U.S. Treasury bonds and money market instruments. As further described in "Additional Information About Permitted Investment Activities of the Master Portfolios," BGFA bases its investment decisions on the Asset Allocation Model's recommendations. At any given time, substantially all of the Master Portfolio's assets may be invested in a single asset class and the relative allocation among the asset classes may shift significantly from time to time.

         The Asset Allocation Master Portfolio's assets will be invested as follows:

         Stock Investments. In making its stock investments, the Master Portfolio invests in the common stocks which comprise the S&P 500 Index(1) using, to the extent feasible, the same weighting formula used by that index. The Master Portfolio does not individually select common stocks on the basis of traditional investment analysis.

         Bond Investments. The Master Portfolio purchases U.S. Treasury bonds with maturities greater than 20 years. The bond portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of between 22 and 28 years for the U.S. Treasury bonds held. This form of debt instrument has been selected by BGFA because of the relatively low transaction costs of buying and selling U.S. Treasury bonds and because of the low default risk associated with such instruments.

         Money Market Investments. The money market instrument portion of the portfolio of the Master Portfolio generally will be invested in high-quality money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and repurchase agreements.

         A more complete description of the Asset Allocation Model, certain trading policies relating to the implementation of the model's recommendations, and the Master Portfolio's investments is found under "Additional Information About Permitted Investment Activities of the Master Portfolios" and in Part B.


---------------
(1) The Asset Allocation Master Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor s, and Standard & Poor s makes no representation regarding the advisability of investing in the Master Portfolio.

2.       CAPITAL APPRECIATION MASTER PORTFOLIO

         The investment objective of the Capital Appreciation Master Portfolio is to provide investors with an above- average level of capital appreciation. The Capital Appreciation Master Portfolio seeks to achieve its investment objective through the active management of a broadly diversified portfolio of equity securities of companies expected to experience strong growth in revenues, earnings and assets.

         The Master Portfolio invests primarily in common stocks that Wells Fargo Bank, as the Master Portfolio's investment adviser, believes have better-than-average prospects for appreciation. These stocks may have some of the following characteristics:

         - Low or no dividends

         - Smaller market capitalizations

         - Less market liquidity

         - Relatively short operating histories

         - Aggressive capitalization structures (including high debt levels)

         - Involvement in rapidly growing/changing industries and/or new technologies

         Under normal market conditions, the Master Portfolio will hold at least 20 common stock issues spread across multiple industry groups, with the majority of these holdings consisting of established growth companies, turnaround or acquisition candidates, or attractive larger capitalization companies.

         Additionally, it is expected that the Master Portfolio will from time to time acquire securities through initial public offerings, and will acquire and hold common stocks of smaller and newer issuers. It is expected that no more than 40% of the Master Portfolio's assets will be invested in these highly aggressive issues at one time. There may be some additional risks associated with investments in smaller and/or newer companies because their shares tend to be less liquid than securities of larger companies. Further, shares of small and new companies are generally more sensitive to purchase and sale transactions and changes in the issuer's financial condition and, therefore, the prices of such stocks may be more volatile than those of larger company stocks.

         From time to time Wells Fargo Bank may determine that conditions in the securities markets make pursuing the Master Portfolio's basic investment strategy inconsistent with the best interests of the Master Portfolio's investors. At such times, Wells Fargo Bank may use temporary alternative strategies, primarily designed to reduce fluctuations in the value of the Master Portfolio's assets. In implementing these temporary "defensive" strategies, the Master Portfolio may invest in preferred stock or investment-grade debt securities that are convertible into common stock and in money market securities. It is expected that these temporary "defensive" investments will not exceed 30% of the Master Portfolio's total assets.

         The Master Portfolio pursues an active trading investment strategy, and the length of time the Master Portfolio has held a particular security is not generally a consideration in investment decisions. Accordingly, the Master Portfolio's portfolio turnover rate may be higher than that of other funds that do not pursue an active trading investment strategy. Portfolio turnover generally involves some expense to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transactions costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate short-term capital gains tax consequences.

         Though the Master Portfolio will hold a number of larger capitalization stocks, under normal market conditions, and subject to the additional risks described above, more than 50% of the Master Portfolio's total assets will be invested in companies with smaller to medium capitalizations. The Master Portfolio will invest primarily in companies with a market capitalization of $50 million or greater, but may invest in companies with a market capitalization under $50 million if the investment adviser to the Master Portfolio believes such investments to be in the best interests of the Master Portfolio. It is currently expected that the majority of the Master Portfolio's investments will be in companies with market capitalizations, at the time of acquisition, of up to $750 million.

         Under ordinary market conditions, at least 65% of the value of the total assets of the Master Portfolio will be invested in common stocks and in securities which are convertible into common stocks that Wells Fargo Bank, as investment adviser, believes have better-than-average prospects for appreciation. The Master Portfolio also may invest in convertible debt securities. At most, 5% of the Master Portfolio's net assets will be invested in convertible debt securities that are not either rated in the four highest rating categories by one or more nationally recognized statistical rating organizations ("NRSROs"), such as Moody's, S&P, or unrated securities determined by Wells Fargo Bank to be of comparable quality. Securities rated in the fourth lowest rating category (i.e., rated "BBB" by S&P or "Baa" by Moody's are regarded by S&P as having an adequate capacity to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make such repayments. Moody's considers such securities as having speculative characteristics.

3.       CASH INVESTMENT TRUST MASTER PORTFOLIO

         The investment objective of the CIT Master Portfolio is to provide its investors with a high level of current income, while preserving capital and liquidity. The CIT Master Portfolio seeks to achieve its investment objective by investing only in U.S. dollar-denominated "Eligible Securities" with remaining maturities not exceeding 397 days (13 months), as defined in Rule 2a-7 under the 1940 Act, and seeks to maintain a dollar-weighted average portfolio maturity of 90 days or less. An Eligible Security is a security that is determined to present minimal credit risks and is rated in one of the two highest rating categories by the required number of nationally recognized statistical rating organizations or, if unrated, is determined to be of comparable quality to such rated securities. These determinations are made by Wells Fargo Bank, as the Master Portfolio's investment adviser, under guidelines adopted by the Trust's Board of Trustees, although in certain instances, the Board of Trustees must approve or ratify the Master Portfolio's investments. The Board of Trustees of the Trust (or Wells Fargo Bank under authority delegated to it as investment adviser to the Master Portfolio) determines on an ongoing basis that any Eligible Securities purchased present minimal credit risks. The CIT Master Portfolio endeavors to maintain a stable net asset value of $1.00 per share; however, there is no assurance that this objective can be achieved.

         The Eligible Securities in which the CIT Master Portfolio may invest are:

          (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises) ("U.S. Government obligations");

         (ii) negotiable certificates of deposit, fixed time deposits, bankers' acceptances or other short- term obligations of U.S. banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC");

         (iii) commercial paper rated at the date of purchase "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1+" or "A-1" by Standard & Poor's Corporation ("S&P");

         (iv) commercial paper unrated at the date of purchase but secured by a letter of credit from a U.S. bank that meets the above criteria for investment;

          (v) certain floating- and variable-rate instruments (discussed below);

          (vi)   certain repurchase agreements (discussed below); and

         (vii) short-term, U.S. dollar-denominated obligations of U.S. branches of foreign banks that at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets.

4.       CORPORATE STOCK MASTER PORTFOLIO

         The investment objective of the Corporate Stock Master Portfolio is to approximate to the extent practicable the total rate of return of substantially all the common stocks comprising the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index")(2).

         The Master Portfolio seeks to create, to the extent feasible, a portfolio which substantially replicates the total return of the securities comprising the S&P 500 Index, taking into consideration redemptions, sales of additional shares and other adjustments described below. The Master Portfolio is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and certain other transaction costs for the Master Portfolio may be lower than those incurred by non-index, traditionally managed funds. Precise replication of the holdings of the Master Portfolio and the capitalization weighting of the securities in the S&P 500 Index is not feasible, but the Master Portfolio seeks correlation between the price and total return performance of securities comprising the S&P Index and the investment results of the Master Portfolio. The Master Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the S&P 500 Index. There can be no assurance that the Master Portfolio will achieve this correlation.

         The Master Portfolio may invest some of its assets in high-quality money market instruments, which include U.S. Government obligations, obligations of domestic and foreign banks, repurchase agreements, commercial paper (including variable amount master demand notes) and short-term corporate debt obligations. Such investments are made on an ongoing basis to provide liquidity and, to a greater extent on a temporary basis, when there is an unexpected or abnormal level of investor purchases or redemptions of Master Portfolio shares or because of unusual market conditions which limit the Master Portfolio's ability to invest effectively its assets in accordance with its investment strategies. In addition, the Master Portfolio may engage in securities lending to increase its income and may use stock index futures and option thereon as a substitute for a comparable market position in the underlying securities.

5.       SHORT-TERM GOVERNMENT-CORPORATE INCOME MASTER PORTFOLIO

         The investment objective of the Government-Corporate Income Master Portfolio is to provide investors with current income while managing principal volatility. The Master Portfolio seeks to achieve its investment objective by investing in obligations issued by the U.S. Government, its agencies and instrumentalities and investment-grade corporate obligations. The securities that the Master Portfolio may purchase include U.S. Treasury bonds, notes and bills; obligations of the U.S. Government, its agencies and instrumentalities, (including government-sponsored enterprises); corporate bonds and notes, asset-backed securities and money market instruments. The Master Portfolio seeks to manage principal volatility by diversifying its assets among permissible investments based, in part, on their duration, maturity or other characteristics that affect the sensitivity of such investments to changes in market interest rates. There can, of course, be no assurance that the Master Portfolio will achieve its investment objective.

         The portfolio turnover rate for the Government-Corporate Income Master Portfolio for the year ended December 31, 1995 was 227.0%. Portfolio turnover generally involves some expenses to the Master Portfolio including dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. A high



---------------
(2) The S&P 500 Index is an unmanaged index of stocks comprised of 500 companies, including industrial, financial, utility and transportation companies. Standard & Poor s, S&P, S&P 500, Standard & Poor s 500, and 500 are trademarks of McGraw-Hill, Inc. The Corporate Stock Master Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor s, and Standard & Poor s makes no representation regarding the advisability of investing in the Master Portfolio.

portfolio turnover rate should not result in the Master Portfolio paying substantially more brokerage costs, since most transactions in government securities are effected on a principal basis. Portfolio turnover can also generate capital gains tax consequences.

         The U.S. Treasury bonds in which the Master Portfolio invests typically have maturities greater than 20 years; the U.S. Treasury notes in which the Master Portfolio invests typically have maturities ranging from 2 to 10 years. The U.S. Treasury bills in which the Master Portfolio invests generally have maturities of up to 1 year and are issued on a discount basis.

6.       SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO

         The investment objective of the Municipal Income Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while managing principal volatility.


Wells Fargo Bank, as investment adviser to the Municipal Income Master Portfolio, pursues the objective of the Master Portfolio by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, and their political subdivisions, agencies instrumentalities (including government-sponsored enterprises) and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel is exempt from federal income tax. These municipal obligations and the taxable investments described below may bear interest at rates that are not fixed ("floating- and variable-rate instruments"). The Municipal Income Master Portfolio seeks to manage principal volatility by diversifying its assets among permissible investments based, in part, on their duration, maturity or other characteristics that affect their sensitivity to changes in market interest rates. There can, of course, be no assurance that the Master Portfolio will achieve its investment objective.

         As a fundamental policy, at least 80% of the net assets of the Municipal Income Master Portfolio are invested (under normal market conditions) in municipal obligations that pay interest which is exempt from federal income tax. However, as a matter of general operating policy, the Municipal Income Master Portfolio seeks to have substantially all of its assets invested in such municipal obligations. The Municipal Income Master Portfolio's investment adviser may rely either on the opinion of counsel to the issuer of the municipal obligations or bond counsel or on IRS rulings regarding the tax treatment of these obligations. In addition, the Municipal Income Master Portfolio may invest 25% or more of its assets in municipal obligations that are related in such a way that an economic, business or political development or change affecting one such obligation could also affect the other obligations. For example, the Municipal Income Master Portfolio may own different municipal obligations which pay interest based on the revenues of similar types of projects. The Municipal Income Master Portfolio may also invest in certain U.S. government obligations and money market instruments.

         The portfolio turnover rate of the Municipal Income Master Portfolio for the year ended December 31, 1995 was 46.0%. Portfolio turnover generally involves some expenses to the Municipal Income Master Portfolio, including dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. A high portfolio turnover rate should not result in the Municipal Income Master Portfolio paying substantially more brokerage commissions, since most transactions in Municipal Obligations are effected on a principal basis. Portfolio turnover can also generate capital gains tax consequences.

7.       SMALL CAP MASTER PORTFOLIO

         The Small Cap Master Portfolio's investment objective is to seek above-average long-term capital appreciation in order to provide investors with a rate of total return exceeding that of the Russell 2000 Index (before fees and expenses) over a time horizon of three to five years. The Master Portfolio seeks to provide above-average capital growth for investors willing to assume above-average risk.

         The Small Cap Master Portfolio seeks to achieve this investment objective through the active management of a broadly diversified portfolio of growth-oriented common stocks. The Master Portfolio invests primarily in companies with market capitalizations between $50 million and $1 billion at the time of acquisition, although it may sometimes invest in companies with capitalizations greater or less than these amounts. The Master Portfolio invests primarily in common stocks of domestic and foreign companies believed by Wells Fargo Bank, as investment adviser to be characterized by new or innovative products, services or processes and to have above-average prospects for capital appreciation. The Master Portfolio will sell the common stock of any company in its investment portfolio after such company's market capitalization exceeds $2 billion.

         Equity Securities -- The equity securities in the Master Portfolio's investment portfolio may have some of the following characteristics:

         - Low or no dividends

         - Smaller market capitalizations (less than $1 billion)

         - Less market liquidity

         - Newly public companies (i.e., recent initial public offering)

         - Relatively short operating histories

         - Aggressive capitalization structures (including high debt levels)

         - Involvement in rapidly growing/changing industries and/or new technologies

         Under normal market conditions, the Master Portfolio holds at least 20 common stock issues spread across multiple industry groups and sectors of the economy. The majority of these holdings consist of smaller capitalization companies, established growth companies and turnaround or acquisition candidates. The Master Portfolio may invest in securities through initial public offerings of companies whose securities have been offered to the general public for three months or less ("IPOs") and may invest in securities of start-up companies and other newer issuers. It is expected that no more than 20% of the Master Portfolio's assets will be invested in these highly aggressive issues at one time.

         Under ordinary market conditions, up to 5% of the Master Portfolio's net assets will be invested in convertible debt securities that are not either rated in the four highest rating categories by one or more nationally recognized statistical rating organizations ("NRSROs"), such as Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), or unrated securities determined by Wells Fargo to be of comparable quality. Securities rated in the fourth highest rating category (i.e., rated "BBB" by S&P or "Baa" by Moody's) are regarded by S&P as having an adequate capacity to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make such repayments. Moody's considers such securities as having speculative characteristics.

         From time to time Wells Fargo may determine that conditions in the securities markets make pursuing the Master Portfolio's basic investment strategy inconsistent with the best interests of the Master Portfolio's investors. At such times, Wells Fargo may use temporary alternative strategies, primarily designed to reduce fluctuations in the value of the Master Portfolio's assets. In implementing these temporary "defensive" strategies, the Master Portfolio may invest in preferred stock or investment-grade debt securities and in money market securities. It is expected that these temporary "defensive" investments will not exceed 35% of the Master Portfolio's total assets.

         The Master Portfolio pursues an active trading investment strategy, and the length of time the Master Portfolio has held a particular security is not generally a consideration in investment decisions. Accordingly, the Master Portfolio's portfolio turnover rate may be higher than that of other funds that do not pursue an active trading investment strategy. Portfolio turnover generally involves some expense to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transactions costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate capital gains tax consequences.

         There may be some additional risks associated with investments in smaller capitalization companies, IPOs and start-up companies or other newer issuers. Such companies tend to have limited operating histories and their securities tend to be less liquid than securities of larger companies. Further, the market price of such companies' securities is generally more sensitive to changes in the issuer's financial condition and current economic trends and, therefore, the prices of such companies' securities may be more volatile than those of larger companies.

8.       TAX-FREE MONEY MARKET MASTER PORTFOLIO

         The investment objective of the Tax-Free Money Market Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while preserving capital and liquidity. The Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term U.S. dollar denominated money market instruments, primarily municipal obligations, with remaining maturities not exceeding 13 months. The Tax-Free Money Market Master Portfolio seeks to maintain a stable net asset value of $1.00 per share; however, there can be no assurance that this objective will be achieved.

         Wells Fargo Bank, as investment adviser to the Tax-Free Money Market Master Portfolio, pursues the objective of the Master Portfolio by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia), and their political subdivisions, agencies, instrumentalities (including government-sponsored enterprises) and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel, is exempt from federal income tax. These municipal obligations and the taxable investments described below may bear interest at rates that are not fixed ("floating- and variable-rate instruments").

         The Master Portfolio may temporarily invest some of its assets in cash reserves or certain high-quality, taxable money market instruments or may engage in certain other investment activities as described in this Part A. The Master Portfolio may elect to invest temporarily up to 20% of its net assets in certain permitted taxable investments, including cash reserves, U.S. Government obligations, obligations of domestic banks, commercial paper, taxable municipal obligations and repurchase agreements. The Master Portfolio also may invest in U.S. dollar-denominated obligations of foreign banks and foreign securities. Such temporary investments would most likely be made when there is an unexpected or abnormal level of investor purchases or redemptions of Interests in the Master Portfolio or because of unusual market conditions. The income from these temporary investments and investment activities may be subject to federal income tax. However, as stated above, Wells Fargo Bank seeks to invest substantially all of the Master Portfolio's assets in securities exempt from such tax. A more complete description of tax-free municipal obligations, taxable money market instruments and other investment activities is found under "Appendix -- Additional Investment Policies."

         As a matter of fundamental policy, at least 80% of the net assets of the Master Portfolio are invested (under normal market conditions) in municipal obligations that pay interest which is exempt from federal income tax and is not subject to the federal alternative minimum tax. However, as a matter of general operating policy, the Master Portfolio seeks to have substantially all of its assets invested in such municipal obligations. The Master Portfolio's investment adviser may rely either on the opinion of bond counsel or of counsel to the issuer of the municipal obligations. In addition, the Master Portfolio may invest 25% or more of its assets in municipal obligations that are related in such a way that an economic, business or political development or change affecting one such obligation would also affect the other obligations. These municipal obligations may include obligations which pay interest based on the revenues of similar types of projects, such as pollution control bonds, electric and gas utilities bonds and water authority bonds. Adverse economic conditions or conditions or developments affecting a particular state, municipality or issuing authority could impact the obligations issued by such entities and decrease the value of the Master Portfolio's investments in such obligations.

9.       U.S. GOVERNMENT ALLOCATION MASTER PORTFOLIO

         The U.S. Government Allocation Master Portfolio's investment objective is to seek over the long term a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Master Portfolio seeks to achieve its objective by pursuing a strategy of allocating and reallocating its investments among the following three classes of debt instruments: long-term U.S. Treasury bonds, intermediate-term U.S. Treasury notes, and short-term money market instruments. This strategy is based upon the premise that these asset classes from time to time are overvalued or undervalued relative to each other by the market and that undervalued asset classes represent relatively better long-term investment opportunities. Timely, low-cost shifts among such securities (as determined by their perceived relative overvaluation or undervaluation) can therefore produce attractive long-term investment returns. Using this strategy, BGFA regularly determines the recommended mix of asset classes, and the portfolio of the Master Portfolio is periodically adjusted to achieve this mix. Under normal market conditions, the Master Portfolio will invest at least 65% of the value of its total assets in U.S. Government obligations.

         In determining the recommended mix, BGFA uses an investment model which is presently used as a basis for managing large employee benefit trust funds and other institutional accounts. The model, which is proprietary to BGFA, analyzes risk, correlation and expected return data and recommends a portfolio allocation among the three classes of debt instruments. As further described in the "Additional Information About Permitted Investment Activities of the Master Portfolios," BGFA bases its investment decisions on the model's recommendations. At any given time, substantially all of the Master Portfolio's assets may be invested in a single asset class, and the relative allocation among the asset classes may shift significantly from time to time. The Master Portfolio is not designed to profit from short-term market changes. Instead, it is designed for investors with investment horizons of five years and greater.

         The U.S. Government Allocation Fund's assets will be invested and reinvested in the following types of debt instruments:

         Long-Term Investments. The Master Portfolio purchases U.S. Treasury bonds with maturities greater than 20 years. This portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of between 22 and 28 years.

         Intermediate-Term Investments. The Master Portfolio purchases U.S. Treasury notes with maturities generally ranging from 5 to 7 years. This portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of approximately 6 years.

         Short-Term Investments. The Master Portfolio purchases short-term money market instruments with remaining maturities of one year or less. This portion of the portfolio of the Master Portfolio may be invested in various types of short-term money market instruments, including U.S. Government obligations, commercial paper, bankers' acceptances, certificates of deposit, fixed time deposits, and repurchase agreements. Obligations of both domestic and foreign banks may be included.

         U.S. Government obligations have been selected as the Fund's principal investments because of their relatively low purchase and sale transaction costs and because of the low default risk associated with them (i.e., they are issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, including government-sponsored enterprises). The Master Portfolio may use interest rate futures and options thereon as a substitute for a comparable market position.

         A key component of the U.S. Government Allocation model is a set of assumptions concerning expected risk and return and investor attitudes toward risk, which are incorporated into the allocation decision. The principal inputs of financial data to the model currently are: (i) yields on 90-day U.S. Treasury bills, 5-year U.S. Treasury notes, and 30- year U.S. Treasury bonds;
(ii) the expected statistical standard deviation in investment returns for each class of fixed income instrument; and (iii) the expected statistical correlation of investment return among the various classes of fixed income instruments. Using these and other data, the model is run daily to determine the recommended allocation. The model's recommendations are presently implemented in 10% increments. Because the Master Portfolio may shift its investment allocations significantly from time to time, its performance may differ from funds which invest in one asset class or from funds with a constant mix of assets.

         A more complete description of the model and the Master Portfolio's investments and investment activities is contained in "Additional Information About Permitted Investment Activities of the Master Portfolios" and in the Part B.

B.       ADDITIONAL PERMITTED INVESTMENT ACTIVITIES FOR ALL MASTER PORTFOLIOS

         Set forth below, except where otherwise indicated, is a description of certain permitted investments for each Master Portfolio.

U.S. Government Obligations

         Each of the Master Portfolios may invest in U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the U.S. Treasury. U.S. Treasury obligations differ mainly in the length of the maturity. Treasury bills, the most frequently issued marketable government securities, have a maturity of up to one year and are issued on a discount basis. U.S. Government obligations also include securities issued or guaranteed by federal agencies or instrumentalities, including government-sponsored enterprises. Some obligations of agencies or instrumentalities of the U.S. Government are supported by the full faith credit of the United States or U.S. Treasury guarantees; others, by the right of the issuer or guarantor to borrow from the U.S. Treasury; still others, by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, only by the credit of the agency or instrumentality issuing the obligation. In the case of obligations not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentally issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         The Tax-Free Money Market Master Portfolio may invest in various types of U.S. Government obligations provided the remaining maturities of such obligations do not exceed thirteen months.

Floating- and Variable-Rate Instruments

         Certain of the debt instruments that each Master Portfolio may purchase bear interest at rates that are not fixed, but float or vary with, for example, changes in specified market rates or indices or at specified intervals. These floating- and variable- rate instruments typically have maturities of more than thirteen months but may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity. The Master Portfolios may purchase certificates of participation in pools of floating- and variable- rate instruments from banks or other financial institutions. With respect to the pass-through tax status of these certificates, Wells Fargo Bank, as investment adviser, may rely upon either the opinion of counsel or IRS rulings regarding the tax-exempt status of these certificates.

         Wells Fargo Bank, as investment adviser to the Master Portfolios (or, if applicable, BGFA, as investment sub- adviser to certain of the Master Portfolios), monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand. Events affecting the ability of the issuer of a demand instrument to make payment when due may occur between the time a Master Portfolio elects to demand payment and the time payment is due, thereby affecting the Master Portfolio's ability to obtain payment at par. Wells Fargo Bank (or BGFA, as applicable), in accordance with guidelines approved by the Trust's Board of Trustees, determines the liquidity of any instruments which have a demand feature that is not exercisable within seven days, provided that an active secondary market exists.

         The Municipal Income Master Portfolio may invest in variable-rate instruments with a maximum final maturity of up to 30 years, provided the period remaining until the next readjustment of the instrument's interest rate, or the period remaining until the principal amount can be recovered through demand, is less than 5 years.

         A Master Portfolio may, in accordance with policies of the Securities and Exchange Commission ("Commission"), account for these instruments as maturing at the next interest-rate readjustment date or the date at which such Master Portfolio may tender the instrument back to the issuer, whichever is later. The Tax-Free Money Market Master Portfolio may invest in floating- and variable-rate obligations even if they carry stated maturities in excess of thirteen months, upon compliance with certain conditions of Commission rules, in which case such obligations may be treated in accordance with these conditions as having maturities not exceeding thirteen months.

Repurchase Agreements

         Each Master Portfolio may enter into repurchase agreements wherein the seller of a security to such Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. Each Master Portfolio may enter into repurchase agreements only with respect to obligations that could otherwise be purchased by such Master Portfolio. All repurchase agreements will be fully collateralized based on values that are marked to market daily. While the maturities of the underlying securities in a repurchase agreement transaction may be greater than 13 months, the term of any repurchase agreement on behalf of a Master Portfolio will always be less than 13 months. If the seller defaults and the value of the underlying securities has declined, a Master Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, a Master Portfolio's disposition of the security may be delayed or limited. The Master Portfolios enter into repurchase agreements only with registered broker/dealers and commercial banks that meet guidelines established by the Board of Trustees of the Trust and that are not affiliated with such Master Portfolio's adviser or sub-adviser. The Master Portfolios may enter into pooled repurchase agreement transactions with other funds advised by Wells Fargo Bank.

         The Municipal Income, Government-Corporate Income and Capital Appreciation Master Portfolios may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Master Portfolio's total net assets will be invested in repurchase agreements with maturities of more than seven days and securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale. The CIT and Tax-Free Money Market Master Portfolios may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 10% of the market value of Master Portfolio's total net assets will be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Master Portfolio will only enter into repurchase agreements with registered broker/dealers that report to the New York Federal Reserve Bank or their affiliates and commercial banks that meet guidelines established by the Board of Trustees and are not affiliated with Wells Fargo Bank.

Foreign Obligations and Securities

         The Asset Allocation, Capital Appreciation, Corporate Stock, Tax-Free Money Market and U.S. Government Allocation Master Portfolios may each invest up to 25%, and the CIT Master Portfolio may invest up to 5%, of its assets in high-quality, short-term (13 months or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. The Small Cap Fund may invest up to 25% of its assets in securities of foreign governmental and private issuers that are denominated in and pay interest in U.S. dollars. These securities may take the form of American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") and Global Depositary Receipts ("GDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U. S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company, that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR.

EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non- U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

         Investments in foreign obligations and securities involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, interest may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

Bonds

         Certain of the debt instruments purchased by the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates.

         Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls.

         Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolios may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios.

         Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

Money Market Instruments

         Each Master Portfolio, as part of its overall investment strategy or for temporary defensive purposes, may invest in various kinds of money market instruments. Investments in money market instruments by each Master Portfolio (other than the Tax-Free Money Market Master Portfolio) will generally account for less than 5% of each Master Portfolio's net assets and may be held to, among other things, maintain cash balances on account of new purchases, dividends, interest and reserves for redemptions. Each Master Portfolio may invest in the following high-quality money market instruments: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including government-sponsored enterprises ("U.S. Government obligations"); (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by Wells Fargo Bank, as investment adviser (or BGFA, as sub-adviser, as applicable); (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of no more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks

(including U.S. branches) that, at the time of investment: (a) have more than $10 billion, or the equivalent in other currencies, in total assets; (b) are among the 75 largest foreign banks in the world as determined on the basis of assets; (c) have branches or agencies in the United States; and (d) in the opinion of Wells Fargo Bank, as investment adviser (or BGFA, as sub-adviser, as applicable), are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolios.

Asset-backed Securities

         The Government-Corporate Income Master Portfolio may invest in various types of asset-backed securities. Asset- backed securities are typically backed by an underlying pool of assets (such as credit card or automobile trade receivables or corporate loans or bonds) which provides the interest and principal payments to investors. Credit quality depends primarily on the quality of the underlying assets and the level of credit support, if any, provided by the issuer. The underlying assets may be subject to prepayment which can shorten the life of asset-backed securities and may lower their return. The value of asset-backed securities may change because of actual or perceived changes in the creditworthiness of the originator, servicing agent, or of the financial institution providing the credit support.

Letters of Credit

         The CIT Master Portfolio and the Tax-Free Money Market Master Portfolio may purchase debt obligations, certificates of participation, commercial paper and other short-term obligations backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of the investment adviser, are comparable in quality to issuers of other permitted high-quality investments of the Master Portfolios may be used for letter of credit-backed investments. Letters of credit issued by domestic bank issuers will be considered to be obligations of domestic banks excluded from each Master Portfolio's fundamental investment restriction and the 25% limitation regarding industry concentration.

Municipal Obligations

         The Municipal Income and Tax-Free Money Market Master Portfolios may invest in various types of municipal securities, subject to their respective investment objectives and policies. Municipal obligations are issued by states and municipalities to raise money for various public purposes, including general purpose financing for state and local governments as well as financing for specific projects or public facilities. Municipal obligations may be backed by the full taxing power of a state or municipality, by the revenues from a specific project or the credit of a private organization. In addition, certain municipal obligations may be supported by letters of credit furnished by domestic or foreign banks. Yields on municipal obligations generally depend on a variety of factors, including: the general conditions of the municipal note and municipal bond markets; the size and maturity of the particular offering; the maturity of the obligations; and the rating of the issue or issuer. Furthermore, any adverse economic conditions or developments affecting a particular state or municipality could impact the municipal obligations issued by such entities.

         The two principal classifications of municipal obligations are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue securities are payable only from revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Master Portfolios are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. The Tax-Free Money Market Master Portfolio may invest up to 25% or more of the current value of its total assets in revenue bonds.

         Municipal obligations may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. An issuer's obligation to pay principal or interest on an instrument may be backed by an unconditional bank letter or line of credit, guarantee, or commitment to lend.

         Municipal obligations may include variable- or floating-rate instruments issued by industrial development authorities and other governmental entities. While there may not be an active secondary market with respect to a particular instrument purchased by a Master Portfolio, it may demand payment of the principal and accrued interest on the instrument or may resell it to a third party as specified in the instruments. The absence of an active secondary market, however, could make it difficult for a Master Portfolio to dispose of the instrument if the issuer defaulted on its payment obligation or during periods the Master Portfolio is not entitled to exercise its demand rights, and the Master Portfolio could, for these or other reasons, suffer a loss.

         Municipal obligations also may include participations in privately arranged loans to municipal borrowers, some of which may be referred to as "municipal leases," and units of participation in trusts holding pools of tax-exempt leases. Such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Any such loans made by the Master Portfolios may have a demand provision permitting the Master Portfolios to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable. To the extent these securities are illiquid, they will be subject to a Master Portfolio's limitation on investments in illiquid securities. As it deems appropriate, Wells Fargo Bank will establish procedures to monitor the credit standing of each such municipal borrower, including its ability to meet contractual payment obligations. The Municipal Income and Tax-Free Money Market Master Portfolios will not purchase any unrated municipal leases unless the adviser, following procedures approved by the Trust's Board of Trustees, determines that such leases are of comparable quality to municipal obligations rated in the top four rating categories by the requisite NRSROs, that otherwise may be purchased by the Master Portfolios.

         Municipal participation interests, which give the purchaser an undivided interest in one or more underlying municipal obligations, may be purchased from financial institutions. To the extent that municipal participation interests are considered to be "illiquid securities," such instruments are subject to the Master Portfolio's limitation on the purchase of illiquid securities.


         The Tax-Free Money Market Master Portfolio may invest in the following municipal obligations with remaining maturities not exceeding 13 months:


         (i) long-term municipal bonds rated at the date of purchase "Aa" or better by Moody's or "AA" or better by S&P;

         (ii) municipal notes rated at the date of purchase "MIG1" or "MIG2" (or "VMIG1" or "VMIG2" in the case of an issue having a variable rate with a demand feature) by Moody's or "SP-1+", "SP-1" or "SP-2" by S&P; and

         (iii) short-term municipal commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+", "A-1" or "A-2" by S&P.

         If a municipal obligation ceases to be rated or is downgraded below an investment grade rating after purchase by the Municipal Income Master Portfolio, it may retain or dispose of such security. In any event, the Municipal Income Master Portfolio does not intend to purchase or retain any municipal security that is rated below the top four ratings categories by a nationally recognized statistical rating organization ("NRSRO"), or, if unrated, is considered by the investment adviser to be of comparable quality. Securities rated in the fourth highest category are considered to have speculative characteristics. A description of ratings is contained in the Appendix to the Part B.

         In addition, the Master Portfolios may acquire "stand-by commitments" from banks or broker/dealers with respect to municipal obligations held in its portfolios. Under a stand-by commitment, a dealer agrees to purchase at the Master Portfolio's option specified municipal obligations at a specified price. The Master Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and without intending to exercise its rights thereunder for trading purposes.

When-Issued Securities

         The Asset Allocation, Government-Corporate Income, Municipal Income and U.S. Government Allocation Master Portfolios may purchase securities on a when-issued basis, in which case delivery and payment normally take place after the date of the commitment to purchase. For the Asset Allocation and U.S. Government Allocation Master Portfolios delivery and payment normally take place within 45 days of the commitment date. For the Municipal Income and Government- Corporate Income Master Portfolios delivery and payment normally take place within 120 days of the commitment date. The Master Portfolios will make commitments to purchase securities on a when-issued basis only with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance. The purchase price and the interest rate that are received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

Taxable Investments by the Tax-Free Money Market Master Portfolio

         Pending the investment of proceeds from the sale of shares of the Tax-Free Money Market Master Portfolio or proceeds from sales of portfolio securities or in anticipation of redemptions or to maintain a "defensive" posture when, in the opinion of Wells Fargo Bank, as investment adviser, it is advisable to do so because of market conditions, the Master Portfolio may elect to invest temporarily up to 20% of the current value of its net assets in cash reserves, including the following taxable high-quality money market instruments: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+" or "A-1" by S&P; (iv) certain repurchase agreements; and
(v) high-quality municipal obligations, the income from which may or may not be exempt from federal income tax.

         Moreover, the Master Portfolio may invest temporarily more than 20% of its total assets in such securities and in high-quality, short-term municipal obligations the interest on which is not exempt from federal income tax to maintain a temporary defensive posture or in an effort to improve after-tax yield to the Master Portfolio's shareholders when, in the opinion of Wells Fargo Bank, as investment adviser, it is advisable to do so because of unusual market conditions.

Other Investment Companies


         The Master Portfolios may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the Investment Company Act of 1940 (the "1940 Act"), and provided that (i) any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and (ii) the investment adviser will waive its advisory fees for that portion of each such Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. Subject to the limitations of the 1940 Act, the Master Portfolios may purchase shares of exchange-listed closed-end funds consistent with pursuing its investment objective. The Master Portfolios do not intend to invest more than 5% of their respective net assets in such securities during the coming year.


         For temporary investments, the Tax-Free Money Market Master Portfolio also may invest in shares of other open- end investment companies that invest exclusively in high-quality short-term securities subject to the limits set forth under Section 12 of the 1940 Act, provided however, that any such company has a fundamental policy of investing, under normal market conditions, at least 80% of its net assets in obligations that are exempt from federal income tax and are not subject to the federal alternative minimum tax. Such investment companies can be expected to charge management fees and other operating expenses that would be in addition to those charged to the Master Portfolio; however, the Master Portfolio's investment adviser has undertaken to waive its advisory fees with respect to that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. Under Section 12(d)(1) the Master Portfolio, together with any company or companies controlled by it, is generally prohibited from owning more than 3% of the total outstanding voting stock of any such investment company, nor may the Master Portfolio, together with any such company or companies, invest more than 5% of its assets in any one such investment company or invest more than 10% of its assets in securities of all such investment companies combined.

Privately Issued Securities (Rule 144A)

         The Capital Appreciation and Small Cap Master Portfolios may invest in privately issued securities that may be resold in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Wells Fargo, using guidelines approved by the Trust's Board of Trustees, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Capital Appreciation and Small Cap Master Portfolios on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer). Privately issued securities that are determined by Wells Fargo Bank to be "illiquid" will be subject to such Master Portfolios' policy of not investing more than 15% of its net assets in illiquid securities.

Options

         The Capital Appreciation and Small Cap Master Portfolios may purchase or sell options on individual securities and options on indices of securities as a means of achieving additional return or of hedging the value of the Master Portfolio's investment portfolio.

         Call and Put Options on Specific Securities - The Capital Appreciation and Small Cap Master Portfolios may each invest up to 15% of their respective assets, represented by the premium paid, in the purchase of call and put options in respect of specific securities (or groups of "baskets" of specific securities). A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, an underlying security at the exercise price at any time during the option period. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, an underlying security at the exercise price at any time during the option period. Investments by such Master Portfolios in off-exchange options will be treated as "illiquid" and therefore subject to the Master Portfolios' policy of not investing more than 15% of its net assets in illiquid securities.

         The Capital Appreciation and Small Cap Master Portfolios may write covered call option contracts to the extent of 15% of the value of each of their respective net assets at the time such option contracts are written. A covered call option is a call option for which the writer of the option owns the security covered by the option. Covered call options written by such Master Portfolio expose the Master Portfolios during the term of the option (i) to the possible loss of opportunity to realize appreciation in the market price of the underlying security or (ii) to possible loss caused by continued holding of a security which might otherwise have been sold to protect against depreciation in the market price of the security.

         To close out a covered call option it has written, each Master Portfolio makes a "closing purchase transaction" by purchasing an option on the same security or securities with the same exercise price and expiration date as the covered call option it has written. To close out an option it has purchased, each Master Portfolio simply sells it. The Master Portfolios will realize a profit or loss from a closing purchase transaction based upon the difference between the amount paid to purchase an option and the amount received from the sale thereof.

         Stock Index Options - The Capital Appreciation and Small Cap Master Portfolios may purchase call and put options and write covered call options on stock indices listed on national securities exchanges or traded in the over-the-counter market to the extent of 15% of the value of their respective net assets.

         The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in the Master Portfolios' investment portfolio correlate with price movements of the stock index selected. Because the value of a stock index option depends upon changes to the price of all stocks comprising the index rather than the price of a particular stock, whether the Master Portfolios will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the price of all stocks in the index, rather than movements in the price of a particular stock. Accordingly, successful use by the Master Portfolios of options on stock indices will be subject to Wells Fargo's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments.

Warrants

         The Capital Appreciation and Small Cap Master Portfolios may invest no more than 5% of their respective net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities) and not more than 2% of their net assets in warrants which are not listed on the New York or American Stock Exchange. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The Master Portfolios may only purchase warrants on securities in which the respective Master Portfolios may invest directly.

Emerging Markets

         The Capital Appreciation, Corporate Stock and Small Cap Master Portfolios may each invest up to 25% of their respective assets in American
Depositary Receipts ("ADRs") and similar instruments.   The Capital
Appreciation and Small Cap Master Portfolios may each invest up to 15% of their respective assets in equity securities of companies in "emerging markets." The Master Portfolio consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

         Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Capital Appreciation and Small Cap Master Portfolios may invest in ADRs, CDRs, GDRs, EDRs, and IDRs of such issuers.

         Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Ecuador, Greece, Hong Kong, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

          There are special risks involved in investing in emerging-market countries. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. In addition, many of these nations are experiencing political and social uncertainties. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid.

Corporate Reorganizations

         The Capital Appreciation and Small Cap Master Portfolios may invest in securities for which a tender or exchange offer has been made or announced, and in securities of companies for which a merger, consolidation, liquidation or similar reorganization proposal has been announced if, in the judgment of Wells Fargo, there is a reasonable prospect of capital appreciation significantly greater than the added portfolio turnover expenses inherent in the short term nature of such transactions. The principal risk associated with such investments is that such offers or proposals may not be consummated within the time and under the terms contemplated at the time of the investment, in which case, unless such offers or proposals are replaced by equivalent or increased offers or proposals which are consummated, the Master Portfolios may sustain a loss.

Short-Term Corporate Debt Instruments

         Each of Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and U.S. Government Allocation Master Portfolios may invest in commercial paper (including variable amount master demand notes), which refers to short- term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes.

         Each such Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with no more than one year remaining to maturity at the date of settlement. Each such Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P.

Futures Contracts and Options Transactions

         General. Each of Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and U.S. Government Allocation Master Portfolio may engage in futures contracts and options transactions. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date, while an option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts, however, are subject to market risk (i.e., exposure to adverse price changes).

         Such Master Portfolios may trade futures contracts and options on futures contracts in U.S. domestic markets, such as the Chicago Board of Trade and the International Monetary Market of the Chicago Mercantile Exchange.

         Such Master Portfolios' futures transactions must constitute permissible transactions pursuant to regulations promulgated by the Commodity Futures Trading Commission. In addition, the Master Portfolios may not engage in futures transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired options on futures contracts, other than those contracts entered into for bona fide hedging purposes, would exceed 5% of the liquidation value of such Master Portfolio's assets, after taking into account unrealized profits and unrealized losses on such contracts; provided, however, that in the case of an option on a futures contract that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% liquidation amount. Pursuant to regulations and/or published positions of the SEC, such Master Portfolio may be required to segregate cash or high quality money market instruments in connection with its futures transactions in an amount generally equal to the entire value of the underlying position.

         Initially, when purchasing or selling futures contracts a Master Portfolio will be required to deposit with such Master Portfolio's custodian in the broker's name an amount of cash or cash equivalents up to approximately 10% of the contract amount. This amount is subject to change by the exchange or board of trade on which the contract is traded, and members of such exchange or board of trade may impose their own higher requirements. This amount is known as "initial margin" and is in the nature of a performance bond or good faith deposit on the contract that is returned to the Master Portfolio upon termination of the futures position, assuming all contractual obligations have been satisfied. Subsequent payments, known as "variation margin," to and from the broker will be made daily as the price of the index or securities underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable. At any time prior to the expiration of a futures contract, a Master Portfolio may elect to close the position by taking an opposite position, at the then prevailing price, thereby terminating its existing position in the contract.

         Although the Master Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting such Master Portfolios to substantial losses. If it is not possible, or the Master Portfolio determines not, to close a futures position in anticipation of adverse price movements, such Master Portfolio will be required to make daily cash payments of variation margin.

         An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer (i.e., seller) of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by both the writer and the holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account in the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract.

         Stock Index Options. Such Master Portfolios may purchase and write (i.e., sell) put and call options on stock indices as a substitute for comparable market positions in the underlying securities. A stock index fluctuates with changes in the market values of the stocks included in the index. The aggregate premiums paid on all options purchased may not exceed 20% of such Master Portfolio's total assets, and the value of the options written may not exceed 10% of the value of such Master Portfolio's total assets.

         The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in such Master Portfolio's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether such Master Portfolio will realize a gain or loss from purchasing or writing stock index options depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular stock.

         When a Master Portfolio writes an option on a stock index, such Master Portfolio will place in a segregated account with the Master Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

         Stock Index Futures and Options on Stock Index Futures. Such Master Portfolios may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, such Master Portfolios intend to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

         Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. Such Master Portfolios may invest in interest-rate futures contracts and options on interest rate futures contracts as a substitute for a comparable market position in the underlying securities. Such Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in a Master Portfolio's portfolio securities which are the subject of the transaction.

         Interest-Rate and Index Swaps. Such Master Portfolios may enter into interest-rate and index swaps in pursuit of its investment objective. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by such Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, such Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

         The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by such Master Portfolios. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case such Master Portfolio may not receive net amount of payments that such Master Portfolio contractually is entitled to receive.

         The permissible investments described herein are considered "derivative" securities because their value is derived, at least in part, from the price of another security or a specified asset, index or rate. The futures contracts and options on futures contracts that such Master Portfolios may purchase are considered derivatives. Such Master Portfolio may only purchase or sell these contracts or options as substitutes for comparable market positions in the underlying securities. Also, asset-backed securities issued or guaranteed by U.S. Government agencies or instrumentalities and certain floating- and variable-rate instruments can be considered derivatives. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

         Wells Fargo Bank and BGFA use a variety of internal risk management procedures to ensure that derivatives use is consistent with a Master Portfolio's investment objective, does not expose such Master Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees or Directors of the Trust and Stagecoach Funds, Inc. concerning the use of derivatives. Also, cash maintained by such Master Portfolio for short-term liquidity needs (e.g., to meet anticipated redemption requests) will, as a general matter, only be invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements.

         The use of derivatives by such Master Portfolios also is subject to broadly applicable investment policies. For example, a Master Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may such Master Portfolio use certain derivatives without establishing adequate "cover" in compliance with SEC rules limiting the use of leverage.

Loans of Portfolio Securities

         The Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio may each lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government obligations or other high-quality debt instruments equal to at least 100% of the current market value of the securities loan (including accrued interest thereon) plus the interest payable to the Fund with respect to the loan is maintained with the Master Portfolio. In determining whether to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser will consider all relevant facts and circumstances, including the creditworthiness of the broker, dealer or financial institution. Any loans of portfolio securities will be fully collateralized based on values that are marked to market daily. Any securities that a Master Portfolio may receive as collateral will not become part of the Master Portfolio's investment portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio, if permitted by law, will dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. Each Master Portfolio will not lend securities having a value that exceeds 30% of the current value of its total assets. Loans of securities by a Master Portfolio will be subject to termination at the Master Portfolio's or the borrower's option. A Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Company, the Trust, the investment adviser, or the Distributor.

Temporary Investments of the Short-Term Municipal Income Master Portfolio

         The Municipal Income Master Portfolio may elect to invest temporarily up to 20% of its net assets in U.S. Government obligations, negotiable certificates of deposit, bankers acceptance and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+" or "A-1" by Standard & Poor's Corporation ("S&P"); high-quality taxable municipal obligations; shares of taxable or tax-free money market mutual funds; and repurchase agreements. Finally, the Municipal Income Master Portfolio may invest temporarily in shares of other open-end, management investment companies, subject to the limitations of
Section 12(d)(1) of the 1940 Act. Purchases of shares of other investment companies will be limited to temporary investments in shares of unaffiliated investment companies, and the Master Portfolio's investment adviser will waive its fee for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. Such temporary investments would most likely be made for cash management purposes or when there is an unexpected or abnormal level of investor purchases or redemptions of shares of the Municipal Income Master Portfolio or because of unusual market conditions. The income from these temporary investments and investment activities may be subject to federal income tax. However, as stated above, Wells Fargo Bank seeks to invest substantially all of the Municipal Income Master Portfolio's assets in securities exempt from such tax. A more complete description of tax- free municipal obligations, taxable money market instruments and other investment activities is contained in the section entitled "Additional Information About Permitted Investment Activities of the Master Portfolios."

C.       INVESTMENT POLICIES

         Each Master Portfolio's investment objective and the classification of each Master Portfolio as "diversified" may not be changed without the approval of a majority vote of the Master Portfolio's investors.

         As a matter of fundamental policy, the CIT Master Portfolio: (i) may borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing exceeds 5% of the Master Portfolio's net assets); and (ii) may not invest more than 25% of its assets (i.e., concentrate) in any particular industry, excluding U.S. Government obligations and obligations of domestic banks. (Foreign branches of U.S. banks and U.S. branches of foreign banks are not domestic banks for purposes of this exclusion.) As a matter of non-fundamental policy, the CIT Master Portfolio may invest up to 10% of the current value of its net assets in repurchase agreements having maturities of more than seven days, restricted securities, illiquid securities, and fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days. If the Trust's Board of Trustees determines, however, that the CIT Master Portfolio's investment objective can best be achieved by a substantive change in a non-fundamental investment policy or strategy, the CIT Master Portfolio may make such change without investor approval and will make appropriate disclosure of any such material change in the CIT Master Portfolio's prospectus.

         As a matter of fundamental policy, each of the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of such Master Portfolio's net assets (but investments may not be purchased while any such outstanding borrowing exceeds 5% of the respective Master Portfolio's net assets). As a matter of fundamental policy, the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio each may not invest more than 25% of its assets (i.e., concentrate) in any particular industry, excluding: (1) U.S. Government Obligations; and (2) municipal obligations (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal obligations if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non- governmental issuers). As a matter of nonfundamental policy, the Municipal Income and Government-Corporate Income Master Portfolios may each invest up to 15% of the current value of its net assets in securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days. Disposing of illiquid securities may involve additional costs and require additional time.

         Except during temporary defensive periods, the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio each seeks to maintain an average weighted maturity of between 90 days and 2 years. The maximum stated maturity of the Municipal Income Master Portfolio's investments will not exceed 5 years for each individual security (though the maximum stated maturity of certain variable-rate instruments purchased by the Master Portfolio may be more than five years). The Government-Corporate Income Master Portfolio may invest in obligations of any maturity.

         As a matter of fundamental policy the Tax-Free Money Market Master Portfolio may (i) borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (ii) may not make loans of portfolio securities or other assets, except that loans for purpose of this restriction will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other short-term obligations, and other types of debt instruments commonly sold in a public or private offering; and (iii) may not purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (a) municipal securities (for the purpose of this restriction, private activity bonds shall not be deemed municipal securities if the payments of principal and interest on such bonds is the ultimate responsibility of non-governmental users), (b) U.S. Government obligations, and (c) certain obligations of domestic banks.

         As a matter of non-fundamental policy, the Tax-Free Money Market Master Portfolio may invest up to 10% of the current value of its net assets in repurchase agreements having maturities of more than seven days, illiquid securities, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and restricted securities (which are securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public), unless a state imposes a lower limit.

         As matters of fundamental policy, the Capital Appreciation Master Portfolio may: (i) not purchase securities of any issuer (except U.S. Government obligations) if as a result, with respect to 75% of the Master Portfolio's assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of such issuer or the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; (ii) borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets); (iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that the Master Portfolio may invest 25% or more of its assets in U.S. Government obligations. With respect to fundamental investment policy (iii) above, the Master Portfolio does not intend to make loans of its portfolio securities during the coming year.

         As a matter of non-fundamental policy, the Capital Appreciation Master Portfolio may invest up to 15% of the current value of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days. Disposing of illiquid or restricted securities may involve additional costs and require additional time.

         In addition, as matters of fundamental policy, the Corporate Stock Master Portfolio may: (i) not purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result more than 5% of the value of the total assets of the Master Portfolio would be invested in the securities of such issuer or the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer, provided that a Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with the same investment objective, policies and restrictions as such Master Portfolio, without regard to the limitations set forth in this clause
(i); (ii) borrow from banks up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that (a) the Master Portfolio is permitted to concentrate its assets in any one industry for the same period as does the S&P 500 Index and
(b) the Master Portfolio may invest 25% or more of its assets in obligations of the U.S. Government, its agencies or instrumentalities. With respect to Fundamental Policy (ii) above, the Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to Fundamental Policy (i), it may be possible that the Trust would own more than 10% of the outstanding voting securities of an issuer.

         As a matter of non-fundamental policy, the Corporate Stock Master Portfolio may not invest more than 15% of its net assets in illiquid securities, including repurchase agreements having maturities of more than seven days.

         As matters of fundamental policy, each of the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio may: (i) not purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result more than 5% of the value of such Master Portfolio's total assets would be invested in the securities of such issuer or such Master Portfolio would own more than 10% of the outstanding voting securities of such issuer, provided that such Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with the same investment objective, policies and restrictions as such Master Portfolio, without regard to the limitations set forth in this clause (i); (ii) borrow from banks up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets);
(iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that (a) each such Master Portfolio may invest 25% or more of its assets in obligations of the U.S. Government, its agencies or instrumentalities, and (b) the Asset Allocation Master Portfolio is permitted to concentrate its assets in any industry for the same period as does the S&P 500 Index, (c) the Asset Allocation Master Portfolio's money market investments may be invested in the banking industry and in obligations of the U.S. Government, its agencies or instrumentalities, and (d) such investments may, from time to time, represent 25% or more of the Asset Allocation Master Portfolio's total assets. However, the Asset Allocation Master Portfolio's money market investments in the banking industry will not represent 25% or more of its total assets unless the SEC staff has confirmed that it does not object to the Fund reserving freedom of action to concentrate investments in the banking industry. With respect to paragraph (ii) above, each Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to paragraph (iii) above, the Asset Allocation Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to paragraph (i), it may be possible that the Trust would own more than 10% of the outstanding voting securities of an issuer.

         As a matter of nonfundamental policy, each of the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio may not invest more than 15% of its net assets in illiquid securities, including repurchase agreements having maturities of more than seven days.

         In addition, as matters of fundamental policy, the Small Cap Master Portfolio may, among other things: (i) not purchase securities of any issuer (except U.S. Government obligations) if as a result, with respect to 75% of the Master Portfolio's assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of such issuer or the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; (ii) borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets); (iii) not make loans of portfolio securities having a value that exceeds 33 1/3% of the current value of its net assets; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that the Master Portfolio may invest 25% or more of its assets in U.S. Government obligations.

         As a matter of non-fundamental policy, the Small Cap Master Portfolio may invest up to 15% of the current value of its net assets in illiquid securities. For this purpose, illiquid securities include, among others: (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale; (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days; and (iii) repurchase agreements not terminable within seven days. Disposing of illiquid or restricted securities may involve additional costs and require additional time.

D.       THE ASSET ALLOCATION AND U.S. GOVERNMENT ALLOCATION MODELS

         Asset Allocation Model. BGFA, as sub-adviser to the Asset Allocation Master Portfolio, manages the investments of the Master Portfolio using a computer model developed over the past seventeen years. BGFA compares the Asset Allocation Master Portfolio's investments daily to the Asset Allocation Model's recommended allocation. The investment model recommends allocations among each asset class in 10% increments only. Recommended reallocations are implemented in accordance with trading policies that have been designed to take advantage of market opportunities and to reduce transaction costs. Under current trading policies employed by BGFA, recommended reallocations may be implemented promptly upon receipt of recommendations or may not be acted upon for as long as two or three months thereafter depending on factors such as the percentage change from previous recommendations and the consistency of recommended reallocations over a period of time.

         The Asset Allocation Master Portfolio generally invests the net proceeds from the sale of interests in the Master Portfolio and liquidates existing Master Portfolio investments to meet net redemption requirements in a manner that best allows the Fund's existing asset allocation to follow that recommended by the Model. Notwithstanding any recommendation of the model to the contrary, the Asset Allocation Master Portfolio generally maintains at least that portion of its assets in money market instruments reasonably considered necessary to meet redemption requirements. In general, cash maintained for short-term liquidity needs is only invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements. There is no requirement that the Fund maintain positions in any particular asset class or classes.

         BGFA manages other portfolios which also invest in accordance with the Asset Allocation Model. The performance of each of those other portfolios is likely to vary among themselves and from the performance of the Master Portfolio. Such variation in performance is primarily due to different equilibrium asset mix assumptions used for the various portfolios, timing differences in the implementation of the model's recommendations and differences in expenses and liquidity requirements.

         There are 500 common stocks, including Wells Fargo & Company stock, which make up the S&P 500 Index. S&P occasionally makes changes in the S&P 500 Index based on its criteria for inclusion of stocks in the S&P 500 Index. The S&P 500 Index is market-capitalization-weighted so that each stock in the S&P 500 Index represents its proportion of the total market value of all stocks in the S&P 500 Index. In making its stock investments, the policy of the Asset Allocation Fund is to invest its assets in substantially the same stocks, and in substantially the same percentages, as the S&P 500 Index, including Wells Fargo & Company stock.

         U.S. Government Allocation Model. BGFA, as sub-adviser to the U.S. Government Asset Allocation Master Portfolio, manages the investments of the Master Portfolio using a computer model developed over the past seventeen years. BGFA compares the U.S. Government Allocation Master Portfolio's investments daily to the U.S. Government Allocation Model's recommended allocation. Recommended reallocations will be implemented in accordance with trading policies that have been designed to take advantage of market opportunities and to reduce transaction costs. Under current trading policies employed by BGFA, recommended reallocations may be implemented promptly upon receipt of recommendations or may not be acted upon for as long as two to three months thereafter depending on factors such as the percentage change from previous recommendations and the consistency of recommended reallocations over a period of time.

         The U.S. Government Allocation Master Portfolio generally invests the net proceeds from the sale of interests in the Master Portfolio and liquidates existing Master Portfolio investments to meet net redemption requirements in a manner that best allows the Master Portfolio's existing asset allocation to follow the allocation recommended by the computer Model. Notwithstanding any recommendation of the computer Model to the contrary, the Master Portfolio will generally maintain at least that portion of its assets in money market instruments reasonably considered necessary to meet redemption requirements. In general, cash maintained for short-term liquidity needs is only invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements. There is no requirement that the Master Portfolio maintain positions in any particular asset class or classes.

         BGFA manages other funds which invest in accordance with a substantially similar version of the Model. The performance of each of those other funds is likely to vary among themselves and from the performance of the Master Portfolio. Such variation in performance is primarily due to timing differences in the implementation of the Model's recommendations; differences in expenses and liquidity requirements, and the ability of other funds to invest a higher portion of their assets in short-term investments that may generate a higher yield, but are not issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         Although BGFA uses the Asset Allocation and U.S. Government Allocation Models as bases for its investment decisions with respect to the Asset Allocation Master Portfolio and U.S. Government Allocation Master Portfolio, BGFA may change from time to time the criteria and methods it uses to implement the Model's recommendations if it believes such a change is desirable for a Master Portfolio. Nevertheless, Wells Fargo Bank has continuing and exclusive authority over the management of the Master Portfolios, the conduct of their affairs and the disposition of the Master Portfolios' assets, and Wells Fargo Bank has the right to reject BGFA's investment decisions for a Master Portfolio if Wells Fargo Bank determines that any such decision is not consistent with the best interests of a Master Portfolio.

MANAGEMENT OF THE MASTER PORTFOLIOS

MASTER/FEEDER STRUCTURE

         The Trust is organized as a business trust under the laws of the State of Delaware. See "Capital Stock and Other Securities." The Government-Corporate Income, Municipal Income, National Tax-Free Institutional Money Market, Overland Sweep, Small Cap Strategy and Strategic Growth Funds of Overland Express and the Aggressive Growth, Asset Allocation, Corporate Stock, National Tax-Free Money Market Mutual, Small Cap and U.S. Government Allocation Funds of Stagecoach Funds each invests all of its assets in the corresponding Master Portfolio of the Trust which has the same investment objective as the Fund. In addition to selling its shares to the corresponding Funds, each Master Portfolio may sell its shares to certain other mutual funds or other accredited investors. The expenses and, correspondingly, the returns of other investment options in a Master Portfolio may differ from those of a Fund.

ITEM 5.  MANAGEMENT OF THE TRUST.

         The Trust's Board of Trustees provides broad supervision over the affairs of each Master Portfolio of the Trust. The Trust has retained the services of Wells Fargo Bank as investment adviser to each Master Portfolio, and Stephens as sponsor, administrator and placement agent. The Board of Trustees is responsible for the general management of the Master Portfolios and supervises the actions of Wells Fargo Bank and Stephens in their capacities as adviser, sponsor, administrator and placement agent. Additional information regarding the Officers and Trustees of the Trust is included in Part B under "Management of the Trust."

Investment Adviser -- Pursuant to separate Advisory Contracts, each Master Portfolio is advised by Wells Fargo Bank, 420 Montgomery Street, San Francisco, California 94105, a wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank, one of the largest banks in the United States, was founded in 1852 and is the oldest bank in the western United States. As of September 30, 1996, Wells Fargo Bank and its affiliates provided investment advisory services for over $54 billion of assets of individuals, trusts, estates and institutions. Currently, Wells Fargo Bank serves as investment adviser or sub-adviser to five other registered open-end management investment companies, each of which consists of several separately managed investment portfolios.

Portfolio Managers -- Ms. Tamyra Thomas assumed responsibility as portfolio co-manager for the day-to-day management of the portfolio of the Government-Corporate Income Master Portfolio as of July 16, 1996. Ms. Thomas is a senior vice- president and the chief fixed income investment officer of the Investment Management Group Policy Committee. Ms. Thomas has managed bond portfolios for over a decade. She currently manages in excess of 1 billion of long-term taxable bond portfolios for various foundations, defined benefit plans and other clients. Prior to joining Wells Fargo Bank in early 1988, she held a number of senior investment positions for the Valley Bank & Trust Company of Utah including vice president and manager of the investment department and chairman of the Trust Investment Committee. She holds a B.S. from the University of Utah and was past president of the Utah Bond Club. Ms. Thomas is a chartered financial analyst.

         Ms. Madeline Gish also assumed responsibility as portfolio co-manager for the day-to-day management of the portfolio of the Government-Corporate Income Master Portfolio as of July 16, 1996. Ms. Gish joined Wells Fargo Bank in 1989 as the portfolio coordinator for the Mutual Funds Division and played an integral part in the rapid growth of the Overland Express Funds. Since joining the fixed-income group in 1992, Madeline has assisted in the research and trading for the adjustable-rate mortgage fund and is currently managing taxable liquidity portfolios. She holds a bachelor of science degree in business administration from the University of Kansas and is a chartered financial analyst candidate.

         Mr. Scott Smith also assumed responsibility as portfolio co-manager for the day-to-day management of the portfolio of the Government-Corporate Income Master Portfolio as of July 16, 1996. He joined Wells Fargo Bank in 1988 as a taxable money market portfolio specialist. His experience includes a position with a private money management firm with mutual fund investment operations. Mr. Smith holds a B.A. degree from the University of San Diego and is a chartered financial analyst.

         Mr. Jeff L. Weaver has acted as portfolio co-manager to the Government-Corporate Income Master Portfolio since May 1, 1996. Mr. Weaver joined Wells Fargo Bank after three years as a short-term fixed income trader and portfolio manager in the investment management group of Bankers Trust Company in New York. He holds a B.A. in economics from the University of Colorado and is a chartered financial analyst candidate. Mr. Weaver also co-manages the Money Market Fund of Overland Express Funds, Inc.

         Ms. Laura L. Milner, portfolio co-manager of the Municipal Income Master Portfolio, joined Wells Fargo Bank in 1988. Her background includes over seven years experience specializing in short- and long-term municipal obligations with Salomon Brothers. She is a member of the National Federation of Municipal Analysts and its California chapter.

         Mr. David Klug, portfolio co-manager for the Municipal Income Master Portfolio, has managed municipal bond portfolios for Wells Fargo Bank for over nine years. Prior to joining Wells Fargo Bank, he managed the municipal bond portfolio for a major property and casualty insurance company. His investment experience exceeds 20 years and includes all aspects of tax-exempt fixed-income investments. He holds an M.B.A. from the University of Chicago and is a member of the National Federation of Municipal Analysts and its California Chapter. Mr. Klug and Ms. Milner have co-managed the Municipal Income Master Portfolio since its inception in May 1994.

         Mr. Jon Hickman, as manager of the Growth Equity Team, is responsible as co-manager for the Capital Appreciation Master Portfolio and has performed such duties since the Capital Appreciation Master Portfolio's inception in March 1996. Mr Hickman has also managed the Strategic Growth Fund of Overland Express Funds, Inc., the predecessor fund to the Capital Appreciation Master Portfolio, since its inception on January 20,1993. In September of 1996, Mr. Hickman assumed responsibility as co-manager of the Small Cap Master Portfolio. Mr. Hickman had also co-managed the Small Capitalization Growth Fund from November 1994 until the sale of its assets to the Small Cap Master Portfolio in September 1995. Mr Hickman has over sixteen years' experience in the investment management field. He joined Wells Fargo Bank in 1986 managing equity and balanced portfolios for individuals and employee benefit plans. He is a senior member of Wells Fargo Bank's Equity Strategy Committee. Mr. Hickman has a B.A. and an M.B.A. in finance from Brigham Young University.

         Mr. Steve Enos assists Mr. Hickman with the day-to-day management of the Capital Appreciation Master Portfolio. In addition, as portfolio co-manager of the Small Cap Master Portfolio since its inception in September of 1996, Mr. Enos assists Mr. Hickman with the day-to-day management of the Master Portfolio. Mr. Enos co-managed the Small Capitalization Growth Fund from November 1994 until the sale of its assets to the Small Cap Master Portfolio in September, 1996. Mr. Enos joined Wells Fargo in 1993 and is a member of the Wells Fargo Bank Growth Equity Team. He began his career with First Interstate Bank, where he was assistant vice president and portfolio manager. From 1991 to 1993, Mr. Enos was a principal at Dolan Capital Management where he managed both personal and pension portfolios. Mr. Enos received his undergraduate degree in economics from the University of California at Davis. Mr. Enos is a Chartered Financial Analyst and a member of the Association for Investment Management and Research.

         Advisory Fees. Under the Advisory Contracts, Wells Fargo Bank has agreed to furnish to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolios. Pursuant to the Advisory Contracts, Wells Fargo Bank also furnishes to the Board of Trustees of the Trust periodic reports on the investment strategy and performance of each Master Portfolio.

         For its services under the applicable Advisory Contracts, Wells Fargo Bank is entitled to a monthly advisory fee at the annual rate of 0.25% of the average daily net assets of the CIT Master Portfolio, 0.50% of the average daily net assets of the Capital Appreciation Master Portfolio, 0.50% of the average daily net assets of the Municipal Income Master Portfolio, 0.50% of the average daily net assets of the Government-Corporate Income Master Portfolio, 0.60% of the average daily net assets of the Small Cap Master Portfolio, and 0.30% of the average daily net assets of the Tax-

Free Money Market Master Portfolio. For its services under the Advisory Contracts to the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, Wells Fargo Bank is entitled to a monthly advisory fee at the annual rate of 0.50% of the first $250 million of each such Master Portfolio's average daily net assets, 0.40% of the next $250 million, and 0.30% of each such Master Portfolio's average daily net assets in excess of $500 million. From time to time, Wells Fargo Bank may waive such fees in whole or in part. Any such waiver will reduce expenses of a Master Portfolio accordingly and have a favorable impact on the yield of such Master Portfolio of the Trust.

         With respect to the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, Wells Fargo Bank has delegated certain advisory responsibilities to BGFA. Nevertheless, Wells Fargo Bank has retained continuing and exclusive authority over the management of such Master Portfolios, and the investment and disposition of such Master Portfolio's assets, and Wells Fargo Bank may reject any investment recommendations or decisions for such Master Portfolios if Wells Fargo Bank determines that such recommendations or decisions are not consistent with the best interests of the Master Portfolios. Wells Fargo Bank has agreed to pay BGFA for its sub-advisory services an annual fee equal to (i) $40,000 plus 0.08% of the average daily net assets of the Corporate Stock Fund, and (ii) 0.20% of the average daily net assets of the Asset Allocation Master Portfolio, and $40,000 plus 0.15% of the average daily net asset of the U.S. Government Allocation Master Portfolio. BGFA, located at 45 Fremont Street, San Francisco, California 94105, serves as sub-adviser to the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio. BGFA is a wholly owned subsidiary of Barclays Global Investors, N.A. ("BGI") and an indirect subsidiary of Barclays Bank PLC. BGFA was created by the reorganization of Wells Fargo Nikko Investment Advisors ("WFNIA"), a former affiliate of Wells Fargo Bank, with and into an affiliate of Wells Fargo Institutional Trust Company, N.A. Pursuant to a Sub-Investment Advisory Agreement with Wells Fargo Bank relating to such Master Portfolios, BGFA, subject to the supervision and approval of Wells Fargo Bank, provides investment advisory assistance and the day-to-day management of such Master Portfolios' assets, subject to the overall authority of the Trust's Board of Trustees and in conformity with Delaware law and the stated policies of such Master Portfolios.

         The CIT Master Portfolio paid an amount equal to 0.22% of its average daily net assets to Wells Fargo Bank for advisory services during the period ended December 31, 1995. Wells Fargo Bank waived all advisory fees paid to it by the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio for advisory services during the period ended December 31, 1995.

         Prior to the conversion to a master-feeder structure by the Strategic Growth Fund of Overland Express (the "predecessor fund" to the Capital Appreciation Master Portfolio), Wells Fargo Bank provided advisory services directly to the Strategic Growth Fund. Wells Fargo Bank was entitled to receive a monthly advisory fee at the annual rate of 0.50% of the average daily net assets of such Fund as compensation for its advisory services. For the year ended December 31, 1995, the Fund paid to Wells Fargo Bank an amount equal to 0.50% of its average daily net assets.

         Prior to the conversion by the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds, (the "predecessor funds" to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios) to master-feeder structure, Wells Fargo Bank was entitled to receive a monthly advisory fee at the annual rate of 0.50% of the first $250 million of each such Fund's average daily net assets, 0.40% of the next $250 million, and 0.30% of each such Fund's assets in excess of $500 million. For the periods below, Wells Fargo Bank was paid amounts equal to the indicated percentages of the average daily net assets of the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds or Master Portfolios, respectively, as compensation for advisory services to such Funds/Master Portfolios.

                                           Advisory Fees Paid
                                           ------------------
                                                Year Ended                     Period Ended
Fund/Master Portfolio                       December 31, 1995             September 30, 1996(1)
----------------------                      -----------------             ---------------------
o     Asset Allocation                            0.37%                          0.37%
o     Corporate Stock                             0.50%                          0.47%
o     U.S. Government Allocation                  0.50%                          0.50%

------------------
(1) From January 1 to April 28, 1996, Wells Fargo Bank was paid advisory fees by each Fund; after the conversion, from April 29 to September 30, 1996, Wells Fargo Bank was paid advisory fees by each Master Portfolio. The fee rate did not change after conversion.

         For the periods below, WFNIA and BGFA were paid by Wells Fargo Bank amounts equal to the indicated percentages of the average daily net assets of the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds or Master Portfolios, respectively, as compensation for sub-advisory services to such Funds/Master Portfolios.

                                        Sub-Advisory Fees Paid to WFNIA       Sub-Advisory Fees Paid to BGFA
                                        -------------------------------       ------------------------------
       Fund/Master Portfolio                       Year Ended                          Period Ended
       ----------------------                  December 31, 1995                  September 30, 1996(1)
                                               -----------------                  ---------------------
o     Asset Allocation                               0.20%                                0.20%
o     Corporate Stock                                0.09%                                0.09%
o     U.S. Government Allocation                     0.18%                                0.18%

---------------
(1) From January 1 to April 28, 1996, BGFA was paid sub-advisory fees by Wells Fargo Bank on behalf of each Fund; after the conversion, from April 29 to September 30, 1996, BGFA was paid sub-advisory fees by Wells Fargo Bank on behalf of each Master Portfolio. The fee rate did not change after conversion.

         Purchase and sale orders of the securities held by each Master Portfolio may be combined with those of other accounts that Wells Fargo Bank manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When Wells Fargo Bank determines that a particular security should be bought or sold for a Master Portfolio of the Trust and other accounts managed by Wells Fargo Bank, Wells Fargo Bank undertakes to allocate those transactions among the participants equitably. From time to time, each Master Portfolio, to the extent consistent with its investment objective, policies and restrictions, may invest in securities of companies with which Wells Fargo Bank has a lending relationship.

Custodian and Transfer Agent -- Wells Fargo Bank has been retained to act as the custodian (the "Custodian") for each Master Portfolio of the Trust other than the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, for which BGI acts as Custodian. Wells Fargo Bank also is the Transfer and Dividend Disbursing Agent (the "Transfer Agent") for each Master Portfolio of the Trust. Wells Fargo Bank performs these services at 525 Market Street, San Francisco, California 94105.

Administrator and Co-Administrator -- Subject to the overall supervision of the Trust's Board of Trustees, Wells Fargo Bank and Stephens as administrator and co-administrator, respectively, provide the Master Portfolio's with administrative services, including general supervision of each Master Portfolio operation, coordination of the other services provided to each Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Wells Fargo Bank and Stephens also furnish office space and certain facilities to conduct each Master Portfolio's business, and Stephens compensates the Trust's Trustees, officers and employees who are affiliated with Stephens. For these administrative services, Wells Fargo Bank and Stephens are not entitled to receive any fees from the Master Portfolios so long as they receive fees for similar services provided to the corresponding feeder funds. Wells Fargo Bank and Stephens may delegate certain of their administrative duties to sub-administrators. Stephens, 111 Center Street, Little Rock, Arkansas 72201, previously served as sole administrator for each Master Portfolio of the Trust. For providing administrative services to the CIT Master Portfolio, Stephens was entitled to receive from the CIT Master Portfolio a monthly fee at the annual rate of 0.025% of the CIT Master Portfolio's average daily net assets. For providing administrative services to the Tax-Free Money Market Master Portfolio, Stephens was entitled to receive 0.05% of such Master Portfolio's average daily net assets. The other Master Portfolios did not pay a fee for administrative services.

Sponsor and Placement Agent -- Stephens is a full service broker/dealer and investment advisory firm. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. The Trust will not purchase securities from Stephens, Wells Fargo Bank, or their respective affiliates, as principal, without an exemptive order from the Commission. Stephens is located at 111 Center Street, Little Rock, Arkansas 72201 and also serves as placement agent for each Master Portfolio's shares.

Expenses -- Each Master Portfolio's Advisory Contract and Administration Agreement provide that if, in any fiscal year, the total aggregate expenses of a Master Portfolio incurred by, or allocated to, the Master Portfolio and other investment companies investing in a Master Portfolio (excluding taxes, interest, brokerage commissions and other portfolio transaction expenses, expenditures that are capitalized in accordance with generally accepted accounting principles, extraordinary expenses and amounts accrued or paid under any distribution plan) exceed the most restrictive expense limitation applicable to such investment companies imposed by the securities laws or regulations of the states in which such investment companies' shares are registered for sale, Wells Fargo Bank and Stephens shall waive their fees proportionately under the Advisory Contract and Administration Agreement, respectively, for the fiscal year to the extent of the excess, or reimburse the excess, but only to the extent of their respective fees. The Advisory Contracts and the Administration Agreements further provide that the total expenses of each Master Portfolio shall be reviewed monthly so that, to the extent the annualized expenses for such month exceed the most restrictive applicable annual expense limitation, the monthly fees under the Advisory Contract and the Administration Agreement of each Master Portfolio shall be reduced as necessary. The most stringent applicable state restriction for investment companies limits these expenses for any fiscal year to 2.50% of the first $30 million of an investment company's average net assets, 2% of the next $70 million of average net assets and 1.50% of the average net assets in excess of $100 million.

         Except for the expenses borne by Stephens and Wells Fargo Bank, each Master Portfolio bears all costs of its operations, including the compensation of its trustees who are not officers or employees of Stephens or Wells Fargo Bank or any of their affiliates. For the year ended December 31, 1995, total expenses, before and after waivers and reimbursements, expressed as a percentage of average daily net assets, were as follows for the indicated Master Portfolios and the Predecessor Fund of the Capital Appreciation Master Portfolio -- the Strategic Growth Fund:

                                                     Total Expenses
                                                     ---------------
                                                                             Year Ended
                                                                          December 31, 1995
                                                                          -----------------
                                                                   Before                   After
Master Portfolio/Fund                                             Waivers                  Waivers
---------------------                                             --------                 -------
CIT Master Portfolio                                               0.33%                    0.30%
Government-Corporate Income Master Portfolio                       1.72%                    0.00%
Municipal Income Master Portfolio                                  0.80%                    0.00%
Strategic Growth Fund       Class A                                1.38%                    1.28%
                            Class D                                2.09%                    2.02%

         For the period begun April 29, 1996 (commencement of operations) and ended September 30, 1996, the indicated Master Portfolios' total expenses expressed as a percentage of average daily net assets before and after waivers and reimbursements, were as follows:

                                                        Period Ended September 30, 1996
                                                        -------------------------------
                                                       Before                     After
Master Portfolio                                      Waivers                    Waivers
-----------------                                     --------                   --------
Asset Allocation                                        0.92%                     0.91%

Corporate Stock                                         1.08%                     1.01%

U.S. Government Allocation                              1.26%                     1.16%



         For the year ended December 31, 1995 and the fiscal period ended September 30, 1996, the indicated Funds' total expenses expressed as a percentage of average daily net assets before and after waivers and reimbursements, were as follows:

                                                     Year Ended              Fiscal Period Ended
                                                  December 31, 1995           September 30, 1996
                                                  -----------------           ------------------
                                                  Before       After        Before         After
              Fund                               Waivers     Waivers       Waivers       Waivers
              ----                              ---------    --------      --------      --------
Asset Allocation                    Class A       0.84%        0.84%        0.90%          0.90%
                                    Class B       1.76%        1.53%        1.56%          1.14%

Corporate Stock                                   1.00%        0.96%        1.08%          1.01%

U.S. Government Allocation          Class A       1.07%        1.04%        1.20%          1.12%
                                    Class B       2.36%        1.65%        2.21%          1.92%


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

         The Trust is organized as a Business Trust under the laws of Delaware. The Trust's Declaration of Trust permits the Board of Trustees to issue beneficial interests in a Master Portfolio of the Trust, and to permit investors to increase or decrease their holdings in the Master Portfolios of the Trust. The Trust has no intention of holding annual meetings of investors but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Investors are entitled to call a meeting of investors for purposes of voting on removal of a Trustee or Trustees of the Trust.

         Each investor is entitled to vote in proportion to the amount of the investor's investment in a Master Portfolio of the Trust. As described below, for certain matters interestholders vote together as a group; as to others, they vote separately by Master Portfolio. Interests in a Master Portfolio of the Trust may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. All Interests in the Trust, when issued, will be fully paid and nonassessable, and the Interests have no preemptive rights. A more detailed statement of the rights of investors is contained in Part B.

PRINCIPAL HOLDERS OF SECURITIES AS OF JANUARY 3, 1997:

--------------------------------------------------------------------------------------------------------------------
                                      STAGECOACH FUNDS        % OWNED          OVERLAND EXPRESS           % OWNED OF
         MASTER PORTFOLIO                FEEDER FUND         OF MASTER            FEEDER FUND               MASTER
--------------------------------------------------------------------------------------------------------------------
Small Cap                        Small Cap                    87.28%    Small Cap Strategy                  12.72%
--------------------------------------------------------------------------------------------------------------------
Tax-Free Money Market            National Tax-Free            15.78%    National Tax-Free                   84.22%
                                   Money Market Mutual                    Institutional Money Market
--------------------------------------------------------------------------------------------------------------------
Capital Appreciation             Aggressive Growth            21.61%    Strategic Growth                    78.39%
--------------------------------------------------------------------------------------------------------------------
Asset Allocation                 Asset Allocation             99.99%    N/A                                  N/A
--------------------------------------------------------------------------------------------------------------------
Corporate Stock                  Corporate Stock              99.99%    N/A                                  N/A
--------------------------------------------------------------------------------------------------------------------
U.S. Govt. Allocation            U.S. Govt. Allocation        99.99%    N/A                                  N/A
--------------------------------------------------------------------------------------------------------------------
Cash Investment Trust            N/A                            N/A     Overland Sweep                      99.99%
--------------------------------------------------------------------------------------------------------------------
Government-Corporate Income      N/A                            N/A     Short-Term Govt.-Corp. Income       99.99%
--------------------------------------------------------------------------------------------------------------------
Municipal Income                 N/A                            N/A     Short-Term Municipal Income         99.99%
--------------------------------------------------------------------------------------------------------------------

         Each of the above Funds owning at least 25% of the outstanding interests in a corresponding Master Portfolio of MIT could be considered to be a "controlling person" of such Master Portfolio for purposes of the 1940 Act. Overland Express and Stagecoach Funds are Maryland corporations and registered open-end management investment companies located at 111 Center Street, Little Rock, Arkansas 72201.

         The Trust reserves the right, without the approval of interestholders, to create and issue interests in the Master Portfolios. Any interests so created in a Master Portfolio would participate equally in the earnings, dividends and assets of the particular Master Portfolio. Interests in any new master portfolio would participate equally in the earnings, dividends and assets of the new master portfolio. The Trust currently offers nine separate Master Portfolios. The previously single Master Portfolio is now referred to as the CIT Master Portfolio. The eight other Master Portfolios are -- the Asset Allocation Master Portfolio, the Capital Appreciation Master Portfolio, the Corporate Stock Master Portfolio, the Government-Corporate Income Master Portfolio, the Municipal Income Master Portfolio, the Small Cap Master Portfolio, the Tax-Free Money Market Master Portfolio, and the U.S. Government Allocation Master Portfolio.

         All consideration received by the Trust for interests in a Master Portfolio and all assets in which such consideration is invested belong to that Master Portfolio (subject only to the rights of creditors of the Trust) and are subject to the liabilities related thereto. The income attributable to, and the expenses of, one Master Portfolio are treated separately from those of the other Master Portfolios.

         Interests in the Master Portfolios are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. Master Portfolio Interests involve certain investment risks, including the possible loss of principal. The price and investment return of each interest in a Master Portfolio will fluctuate and are not guaranteed.

DIVIDENDS AND DISTRIBUTIONS

         CIT MASTER PORTFOLIO -- The Net Income (as defined below) of the CIT Master Portfolio is allocated daily to all investors of record as of 9:00 a.m. (Pacific time) on each day that Wells Fargo Bank is open (a "Bank Business Day"). Currently, Wells Fargo Bank is closed on New Year's Day, Martin Luther King's Day (the third Monday in January), President's Day (the third Monday in February), Memorial Day (the last Monday in May), Independence Day, Labor Day, Columbus Day (the second Monday in October), Veteran's Day, Thanksgiving Day, and Christmas Day (each, a "Bank Holiday") and also on Saturdays and Sundays. Net Income for a Saturday, Sunday or Bank Holiday is allocated to investors of record as of 9:00 a.m. (Pacific time) on the previous Bank Business Day.

         The Net Income of the CIT Master Portfolio (from the time of the immediately preceding determination thereof) consists of (i) all income accrued, less the amortization of any premium, on the assets of the CIT Master Portfolio, less (ii) all actual and accrued expenses of the CIT Master Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized short-term gains or losses on the assets of the CIT Master Portfolio.

         Dividends and any capital gain distributions paid by the CIT Master Portfolio will be reinvested in additional Interests in that Master Portfolio at net asset value and credited to an investor's account on the payment date.

         OTHER MASTER PORTFOLIOS -- The net investment income of the Asset Allocation, Capital Appreciation, Corporate Stock, Government-Corporate Income, Municipal Income, Small Cap and U.S. Government Allocation Master Portfolios is allocated daily to all investors of record in such Master Portfolios as of 1:00 p.m. (Pacific time) on any day the New York Stock Exchange is open (a "Business Day"). Currently, the Exchange is closed on New Year's Day, Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in
May), Independence Day, Labor Day, Veterans Day, Thanksgiving Day and Christmas Day (each, a "Holiday") and Saturdays and Sundays. The net investment income of the Tax-Free Money Market Master Portfolio is allocated to all investors of record on each Business Day and also on Good Friday. Net investment income for a Saturday, Sunday or Holiday is allocated to investors of record as of 1:00 p.m. (Pacific time) on the preceding business day.

         Dividends and any capital gains distributions paid by a Master Portfolio will be reinvested in the investor's interest in that Master Portfolio of the Trust at net asset value and credited to the investor's account on the payment date.


TAXES

         Based on the method of operation of the Trust, the Trust believes that it will qualify for federal income tax purposes as a partnership. The Trust therefore believes that it will not be subject to any federal income tax on its income and any net capital gains. However, each investor in a Master Portfolio of the Trust will be taxed on its allocable share of that Master Portfolio's ordinary income and any capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, (the "Code") and regulations promulgated thereunder.

         It is intended that each Master Portfolio's assets, income and distributions be managed in such a way that a regulated investment company investing in a Master Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in that Master Portfolio of the Trust.

                               ------------------

         Investor inquiries should be directed to the Master Investment Trust, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7. PURCHASE OF SECURITIES.

         Interests in the CIT Master Portfolio may be purchased on any Bank Business Day. Interests in the Asset Allocation, Capital Appreciation, Corporate Stock, Municipal Income, Government-Corporate Income, Small Cap, Tax-Free Money Market, and U.S. Government Allocation Master Portfolios may be purchased on any Business Day. Interests in the Tax-Free Money Market Master Portfolio may also be purchased on Good Friday.

         The Trust is a no-load, open-end management investment company which was organized as a business trust under the laws of Delaware on August 15, 1991. The Trust is composed of nine Master Portfolios: the Asset Allocation, Capital Appreciation, CIT, Corporate Stock, Short-Term Government-Corporate Income, Short-Term Municipal Income, Small Cap, Tax- Free Money Market, and U.S. Government Allocation Master Portfolios, each of which is a diversified investment portfolio. Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment to the registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent purchase amount required for investment in a Master Portfolio. The Trust reserves the right to reject any purchase order. If accepted by the Trust, investments in a Master Portfolio may be made in exchange for securities that are eligible for acquisition by such Master Portfolio as described in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Master Portfolio of the Trust and must be delivered to the Trust by the investor upon receipt from the issuer.

         A Master Portfolio will not accept securities in exchange for Interests unless: (1) such securities are, at the time of the exchange, eligible for purchase by that Master Portfolio; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Master Portfolio under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) the value of any such security (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by a Master Portfolio will not exceed 5% of the net assets of the Master Portfolio of the Trust immediately after the transaction; and (4) such securities are consistent with the Master Portfolio's investment objective and policies, as applied by Wells Fargo Bank.

         Interests in a Master Portfolio are offered continuously at the net asset value next determined after a purchase order is effective without a sales load. Purchase orders for Interests in the CIT and Tax-Free Money Market Master Portfolios are effected if received by 9:00 a.m. (Pacific time) on any Bank Business Day or Business Day, respectively. Purchase orders for Interests in the Municipal Income and Government-Corporate Income Master Portfolios are effected if received by 1:00 p.m. (Pacific time) on any Business Day.

DETERMINATION OF NET ASSET VALUE

         CIT AND TAX-FREE MONEY MARKET MASTER PORTFOLIOS -- The net asset value of the CIT Master Portfolio is determined as of 9:00 a.m. (Pacific time) on each Bank Business Day. The net asset value of the the Tax-Free Money Market Master Portfolio is determined as of 12:00 noon and 1:00 p.m. (Pacific time) on each Business Day. The net asset value of each of the CIT Master Portfolio and the Tax-Free Money Market Master Portfolio is determined by adding the value of the respective Master Portfolio's investments plus cash and other assets, deducting liabilities and their dividing the result by the number of outstanding interests in such Master Portfolio. It is anticipated that the net asset value of an interest in the CIT Master Portfolio or the Tax-Free Money Market Master Portfolio will remain stable at $1.00 per share, although no assurance can be given that each Master Portfolio will maintain a stable net asset value on a continuing basis.

         The CIT Master Portfolio and the Tax-Free Money Market Master Portfolio each uses the amortized cost method to value its portfolio securities. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, generally without regard to the impact of fluctuating interest rates on the market value of the security.

         OTHER MASTER PORTFOLIOS -- The net asset value of each of the Capital Appreciation, Municipal Income, Government-Corporate Income, Small Cap, Corporate Stock, Asset Allocation and the U.S. Government Allocation Master Portfolios is determined on each Business Day. The net asset value per interest in each of these Master Portfolios is determined by dividing the value of the total net assets of the Master Portfolio by the total number of outstanding Interests.

         The value of the net assets of each of these Master Portfolios (other than debt obligations maturing in 60 days or less) is determined at the close of regular trading on the Exchange, which is currently 1:00 p.m. (Pacific time). Except for debt obligations with remaining maturities of 60 days or less, which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined in good faith by the Trust's Board of Trustees. Prices used for such valuation may be provided by independent pricing services.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in a Master Portfolio may withdraw all or a portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The Master Portfolios do not charge for redemption transactions. The proceeds of a withdrawal are paid by the Trust in federal funds normally on the Business Day or Bank Business Day, as applicable, the withdrawal is effected, and in the case of the Tax-Free Money Market Master Portfolio, on the following Business Day, but in any event within seven days. At a Master Portfolio's option, payment of redemption proceeds may be made in securities, subject to regulation by some state securities commissions. Investments in a Master Portfolio of the Trust may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or Holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                            MASTER INVESTMENT TRUST
                           TELEPHONE: (800) 643-9691
                                     PART B
                            Dated  February 1, 1997

                       ---------------------------------

ITEM 10.         COVER PAGE.

         Master Investment Trust (the "Trust") is a registered, open-end, management investment company. The Trust is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document the Trust is offering the following diversified portfolios: the Asset Allocation Master Portfolio, the Capital Appreciation Master Portfolio, the Cash Investment Trust Master Portfolio (the "CIT Master Portfolio"), the Corporate Stock Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio (the "Government-Corporate Income Master Portfolio"), the Short- Term Municipal Income Master Portfolio (the "Municipal Income Master Portfolio"), the Small Cap Master Portfolio, the Tax-Free Money Market Master Portfolio and the U.S. Government Allocation Master Portfolio (each a "Master Portfolio" and collectively the "Master Portfolios"). This Part B should be read in conjunction with the Trust's Part A, also dated February 1, 1997. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Stephens Inc. ("Stephens"), the Trust's sponsor, administrator and placement agent, at 111 Center Street, Little Rock, Arkansas 72201, or calling Stephens at the telephone number indicated above.

         The Trust's Registration Statement, as amended, including the Trust's Part A, the Part B and any exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C. Statements contained in the Trust's Part A or Part B as to the contents of any contract or other document referred to herein or in the Part A are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as exhibits to the Trust's Registration Statements, each such statement being qualified in all respects by such reference.

ITEM 11.  TABLE OF CONTENTS.

                                                                                                   PAGE
Item 10.     Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Item 11.     Table Of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Item 12.     General Information and History  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Item 13.     Investment Objectives and Policies . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Item 14.     Management of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

Item 15.     Control Persons and Principal Holders of Securities  . . . . . . . . . . . . . . . .   27

Item 16.     Investment Advisory and Other Services . . . . . . . . . . . . . . . . . . . . . . .   27

Item 17.     Brokerage Allocation and Other Practices . . . . . . . . . . . . . . . . . . . . . .   32

Item 18.     Capital Stock and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . .   35

Item 19.     Purchase, Redemption and Pricing of Securities . . . . . . . . . . . . . . . . . . .   36

Item 20.     Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

Item 21.     Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

Item 22.     Calculations of Performance Data . . . . . . . . . . . . . . . . . . . . . . . . . .   39

Item 23.     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

ITEM 12.         GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.         INVESTMENT OBJECTIVES AND POLICIES.

         The following information supplements and should be read in conjunction with Item 4 in Part A.

A. ASSET ALLOCATION, CORPORATE STOCK AND U.S. GOVERNMENT ALLOCATION MASTER PORTFOLIOS

         The investment objective of each of the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios is as described in Part
A. The investment restrictions and additional permitted investment activities applicable to each such Master Portfolio are as described below.

         FUNDAMENTAL INVESTMENT POLICIES. Each Master Portfolio has adopted the following investment restrictions, all of which are fundamental policies; that is, they may not be changed without approval by the vote of the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act") of the outstanding voting securities of such Master Portfolio.

         No Master Portfolio may:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of any Master Portfolio's investments in that industry would be 25% or more of the current value of its total assets, provided that there is no limitation with respect to investments in (i) obligations of the United States Government, its agencies or instrumentalities,
(ii) in the case of the Corporate Stock Master Portfolio and the Asset Allocation Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period, and (iii) in the case of the Asset Allocation Master Portfolio, money market instruments invested in the banking industry (but the Master Portfolio will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry);

         (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

         (3) purchase or sell commodities or commodity contracts; except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, and may participate in interest rate and index swaps;

         (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

         (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with transactions in options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices) or make short sales of securities;

         (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

         (7) make investments for the purpose of exercising control or management;

         (8) issue senior securities, except to the extent the activities permitted in Investment Restrictions Nos. 3 and 5 may be deemed to give rise to a senior security but do not violate the provisions of section 18 of the 1940 Act, and except that each Master Portfolio may borrow up to 20% of the current value of each such Master Portfolio's net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of each such Master Portfolio's net assets (but investments may not be purchased by such Master Portfolios while any such outstanding borrowings exceed 5% of the respective Master Portfolio's net assets);

         (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that each Master Portfolio may engage in options transactions to the extent permitted in Investment Restrictions Nos. 3 and 5, and except that each Master Portfolio may purchase securities with put rights in order to maintain liquidity; or

         (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer.

    Each Master Portfolio may make loans in accordance with its investment policies.

         NON-FUNDAMENTAL INVESTMENT POLICIES. Each of the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios is subject to the following non-fundamental policies which may be changed by a majority vote of the Board of Trustees of the Trust at any time and without approval of the shareholders.

         No Master Portfolio may:

         (1) purchase or retain securities of any issuer if the officers or Trustees of the Trust or Wells Fargo Bank owning beneficially more than one-half of one percent (0.50%) of the securities of the issuer together owned beneficially more than 5% of such securities;

         (2) purchase securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of its aggregate investments in such securities will exceed 5% of its total assets;

         (3) purchase securities of unseasoned issuers, including their predecessors, which have been in operation for less than three years, and equity securities of issuers which are not readily marketable if by reason thereof the value of its aggregate investment in such classes of securities will exceed 5% of its total assets; or

         (4) invest more than 15% of its net assets in illiquid securities, including repurchase agreements maturing in more than seven days.

         In addition, the Master Portfolios may invest in shares of other open-end, management investment companies, subject to the limitations of
Section 12(d)(1) of the 1940 Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and Wells Fargo Bank will waive its advisory fees for that portion of the Master Portfolios' assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition.

         The Trust may make commitments more restrictive than the restrictions listed above, so as to permit the sale of shares of a feeder fund that invests in the Master Portfolio in certain states. Should the Trust determine that a commitment is no longer in the best interest of the Master Portfolio and its shareholders, the Trust reserves the right to revoke the commitment by terminating the sale of such Master Portfolio's shares in the state involved.

B.       CAPITAL APPRECIATION MASTER PORTFOLIO

         As discussed in Part A, the investment objective of the Capital Appreciation Master Portfolio is to provide investors with an above- average level of capital appreciation. It seeks to achieve this objective through the active management of a broadly diversified portfolio of equity securities of companies expected to experience strong growth in revenues, earnings and assets.

         FUNDAMENTAL INVESTMENT POLICIES. The Capital Appreciation Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies.

         The Capital Appreciation Master Portfolio may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would equal or exceed 25% of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

         (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts, or interests in oil, gas, or other mineral exploration or development programs;

         (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

         (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

         (5) make investments for the purpose of exercising control or management;

         (6) issue senior securities except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets);

         (7) make loans of portfolio securities having a value that exceeds 50% of the current value of its total assets, provided that, this restriction does not apply to the purchase of fixed time deposits, repurchase agreements, commercial paper and other types of debt instruments commonly sold in a public or private offering; nor

         (8) purchase securities of any issuer (except securities issued by the U.S. Government, its agencies or instrumentalities ) if, as a result, with respect to 75% of its total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer. With respect to fundamental investment policy (7), the Master Portfolio does not intend to loan its portfolio securities during the coming year.

         NON-FUNDAMENTAL INVESTMENT POLICIES. The Capital Appreciation Master Portfolio is subject to the following non- fundamental investment policies. These restrictions may be changed by a vote of a majority of the Trustees of the Trust at any time.

         The Capital Appreciation Master Portfolio may not:

         (1) purchase or retain securities of any issuer if the officers or Trustees of the Master Portfolio or its investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

         (2)     purchase or sell real estate limited partnership interests;

         (3) write, purchase or sell puts, calls or options or any combination thereof, except to the extent described in Part A and except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

         (4) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government if, by reason thereof, the value of its aggregate investment in such securities will exceed 5% of its total assets;

         (5) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer; nor

         (6) invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         (7) In addition, as a matter of non-fundamental investment policy, the Master Portfolio may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and the investment adviser will waive its advisory fees for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. The Master Portfolio does not intend to invest more than 5% of its net assets in such securities during the coming year.

         As a matter of non-fundamental policy, the Master Portfolio may invest up to 25% of their respective net assets in the securities of foreign governmental issuers that are denominated in and pay interest in U.S. dollars.

C.       CASH INVESTMENT TRUST MASTER PORTFOLIO

         As described in Part A, the investment objective of the CIT Master Portfolio is to provide its investors with a high level of current income, while preserving capital and liquidity. The CIT Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term instruments. There can, of course, be no assurance that the CIT Master Portfolio will achieve its investment objective. The investment objective of the CIT Master Portfolio may not be changed without the approval of the investors in the Master Portfolio.

         FUNDAMENTAL INVESTMENT POLICIES. The CIT Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies.

         The CIT Master Portfolio may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the CIT Master Portfolio's investments in that industry would exceed 25% of the current value of its respective total assets, provided that there is no limitation with respect to investments in (i) obligations of the United States Government, its agencies or instrumentalities, and (ii) obligations of domestic banks (for purposes of this restriction, domestic bank obligations do not include obligations of U.S. branches of foreign banks or obligations of foreign branches of U.S. banks);

         (2) purchase or sell real estate or real estate limited partnership interests (other than money market securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts;

         (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

         (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

         (5) make investments for the purpose of exercising control or management;

         (6) issue senior securities, except that the CIT Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such borrowing exceeds 5% of the Master Portfolio's net assets);

         (7) write, purchase or sell puts, calls, warrants or options or any combination thereof, except that the CIT Master Portfolio may purchase securities with put rights in order to maintain liquidity; or

         (8) make loans of portfolio securities or other assets, except that loans for purposes of this restriction will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other short-term obligations, and other types of debt instruments commonly sold in a public or private offering.

         NON-FUNDAMENTAL INVESTMENT POLICIES. The CIT Master Portfolio is subject to the following non-fundamental policies.

         The CIT Master Portfolio may not:

         (1) purchase or retain securities of any issuer if the officers, or trustees of the Trust or the CIT Master Portfolio's investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

         (2) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

         (3) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of the CIT Master Portfolio's aggregate investments in such securities will exceed 5% of its total assets; or

         (4) invest more than 10% of the current value of its net assets in repurchase agreements maturing in more than seven days, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, restricted securities (which are securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public), and illiquid securities.

         As provided in Rule 2a-7 under the Act, the CIT Master Portfolio may only purchase "Eligible Securities" (as defined in Rule 2a-7) and may purchase such securities only if, immediately after such purchase, the CIT Master Portfolio would have no more than 5% of its total assets in "First Tier Securities" (as defined in Rule 2a-7) of any one issuer, excluding government securities and except as otherwise permitted for temporary purposes and for certain guarantees and unconditional puts; the CIT Master Portfolio would own no more than 10% of the voting securities of any one issuer; the CIT Master Portfolio would have no more than 5% of its total assets in "Second Tier Securities" (as defined in Rule 2a-7); and the CIT Master Portfolio would have no more than the greater of $1 million or 1% of its total assets in Second Tier Securities of any one issuer.

C. SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO AND SHORT-TERM GOVERNMENT-CORPORATE INCOME MASTER PORTFOLIO

         FUNDAMENTAL INVESTMENT POLICIES. As described in Part A, the investment objective of the Government-Corporate Income Master Portfolio is to provide investors with current income while managing principal volatility. The Master Portfolio seeks to achieve its investment objective by investing in obligations issued by the U.S. Government, its agencies and instrumentalities and investment-grade corporate obligations.

         As described in Part A, the investment objective of the Municipal Income Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while managing principal volatility. The Municipal Income Master Portfolio seeks to achieve its investment objective by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, and their political subdivisions, agencies instrumentalities and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel is exempt from federal income tax.

         The Municipal Income Master Portfolio and the Government- Corporate Income Master Portfolio are subject to the following investment restrictions, all of which are fundamental policies. The investment restrictions of each such Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, as the case may be.

         The Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of such Master Portfolio's investments in that industry would exceed 25% of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to: (1) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (2) municipal securities (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal securities if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non-governmental issuers); and provided further that there is no limitation with respect to investments by the Master Portfolio in securities issued by registered investment companies;

         (2) purchase or sell real estate (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts, or interests in oil, gas, or other mineral exploration or development programs;

         (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

         (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

         (5) make investments for the purpose of exercising control or management;

         (6) purchase puts, calls, straddles, spreads, or any combination thereof, except that each Master Portfolio may purchase securities with put rights in order to maintain liquidity;

         (7) issue senior securities, except that each Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased by a Master Portfolio while any such outstanding borrowing exceeds 5% of its net assets);

         (8) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of the total assets, more than 5% of the value of each Master Portfolio's total assets would be invested in the securities of any one issuer or such Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; or

         (9) lend their portfolio securities having a value that exceeds 50% of the current value of their total assets, provided that, for purposes of this restriction, loans will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other types of debt instruments commonly sold in a public or private offering. The Master Portfolios do not intend to make loans of their portfolio securities during the coming year.

         NON-FUNDAMENTAL INVESTMENT POLICIES. The Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio are subject to the following non-fundamental policies. These restrictions may be changed by vote of a majority of the Trustees of the Trust at any time.

         The Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may not:

         (1) invest more than 5% of their net assets at the time of purchase in warrants, or more than 2% of their net assets in warrants which are not listed on the New York or American Stock Exchange;

         (2) purchase or retain securities of any issuer if the officers, directors or trustees of the Trust or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together own beneficially more than 5% of such securities;

         (3) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are guaranteed or insured by the U.S. Government, or a state or municipality, or an agency or instrumentality thereof, if, by reason thereof, the value of a Master Portfolio's aggregate investment in such securities will exceed 5% of its total assets;

         (4)     write, purchase or sell options;

         (5) invest more than 15% of the current value of their net assets in repurchase agreements maturing in more than seven days, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days and other illiquid securities;

         (6)     purchase, hold or deal in real estate limited partnerships; or

         (7) engage in any short sales other than short sales against the box.

D.       SMALL CAP MASTER PORTFOLIO

         The investment objective of the Small Cap Master Portfolio is as described in Part A. The investment restrictions and additional permitted investment activities applicable to such Master Portfolio are as described below.

         FUNDAMENTAL INVESTMENT POLICIES. The Small Cap Master Portfolio has adopted the following investment restrictions, all of which are fundamental policies.

         The Small Cap Master Portfolio may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would equal or exceed 25% of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in securities issued or guaranteed by the United States Government, its agencies or instrumentalities; and provided further, that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph (1);

         (2) purchase or sell real estate (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein, including mortgage passthrough securities), commodities or commodity contracts or interests in oil, gas, or other mineral exploration or development programs;

         (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

         (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph (4);

         (5) make investments for the purpose of exercising control or management; provided that the Master Portfolio may invest all its assets in a diversified, open-end management company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph
(5);

         (6) issue senior securities, except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets);

         (7) make loans of portfolio securities having a value that exceeds 33 1/3% of the current value of its total assets, provided that, this restriction does not apply to the purchase of fixed time deposits, repurchase agreements, commercial paper and other types of debt instruments commonly sold in a public or private offering; nor

         (8) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets, the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as such Master Portfolio, without regard to the limitations set forth in this paragraph (8).

         With respect to fundamental investment policy (7), the Master Portfolio does not intend to loan its portfolio securities during the coming year.

         NON-FUNDAMENTAL INVESTMENT POLICIES. The Small Cap Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies. These restrictions may be changed by a vote of a majority of the Trustees of MIT at any time.

         The Small Cap Master Portfolio may not:

         (1) purchase or retain securities of any issuer if the officers or trustees of the Master Portfolio or its Investment Adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together own beneficially more than 5% of such securities;

         (2)     purchase or sell real estate limited partnership interests;

         (3) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government if, by reason thereof, the value of its aggregate investment in such securities will exceed 5% of its total assets;

         (4) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer;

         (5) invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

         (6) In addition, as a matter of non-fundamental policy, the Master Portfolio may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and the Investment Adviser will waive its advisory fees for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition; nor

         (7) invest more than 25% of their respective net assets in securities of foreign governmental and foreign private issues that are denominated in and pay interest in U.S. dollars.

         Notwithstanding any other investment policy or limitation (whether or not fundamental), the Master Portfolio may invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objective, policies and limitations as the Master Portfolio. A decision to so invest all of its assets may, depending on the circumstances applicable at the time, require approval of shareholders.

E.       TAX-FREE MONEY MARKET MASTER PORTFOLIO

         As described in Part A, the investment objective of the Tax-Free Money Market Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while preserving capital and liquidity. The Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term U.S. dollar denominated money market instruments, primarily municipal obligations, with remaining maturities not exceeding 13 months. There can, of course, be no assurance that the Tax-Free Money Market Master Portfolio will achieve its investment objective. The investment objective of the Tax-Free Money Market Master Portfolio may not be changed without the approval of the investors in such Master Portfolio.

         FUNDAMENTAL INVESTMENT POLICIES. The Tax-Free Money Market Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies.

         The Tax-Free Money Market Master Portfolio may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (i) municipal securities (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal securities if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non- governmental entities), (ii) obligations of the United States Government, its agencies or instrumentalities (including government-sponsored enterprises), and (iii) the obligations of domestic banks (for the purpose of this restriction, domestic bank obligations do not include obligations of U.S. branches of foreign banks or obligations of foreign branches of U.S. banks);

         (2) purchase or sell real estate or real estate limited partnerships (other than municipal obligations and other securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts (including futures contracts) except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities and commodity contracts and except that the Master Portfolio may enter into futures and options contracts in accordance with its investment policies;

         (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

         (4) underwrite securities of other issuers, except to the extent that the purchase of municipal securities or other permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

         (5) make investments for the purpose of exercising control or management;

         (6) issue senior securities, except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

         (7) write, purchase or sell puts, calls, options, warrants or combinations thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

         (8) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including government-sponsored enterprises) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

         (9) make loans except that the Master Portfolio may purchase or hold debt instruments, lend its portfolio securities or enter into repurchase agreement transactions in accordance with its investment policies.

         With regard to fundamental investment restriction number (1) above, the Master Portfolio intends to reserve freedom of action to have in excess of 25% of the value of its total assets invested in obligations of the banking industry. Regarding this fundamental concentration policy, the Master Portfolio may hold in excess of 25% of the value of its assets in obligations of the banking industry to the extent that the Master Portfolio holds obligations with such credit enhancements as letters of credit issued by domestic bank issuers, which will be considered to be obligations of domestic banks. The SEC staff's position is that the exclusion with respect to banks may only be applied to domestic banks. For this purpose, the staff also takes the position that U.S. branches of foreign banks and foreign branches of domestic banks may, if certain conditions are met, be treated as "domestic banks". The Trust currently intends to consider only obligations of "domestic banks" to be within the exclusion with respect to bank obligations.

         Fundamental investment restriction number (8), above, is less restrictive than Rule 2a-7 of the 1940 Act. Nonetheless, it is the operating policy of the Master Portfolio to comply with Rule 2a-7's diversification requirements.

         NON-FUNDAMENTAL INVESTMENT POLICIES. The Tax-Free Money Market Master Portfolio is subject to the following non-fundamental policies.

         The Tax-Free Money Market Master Portfolio may not:

         (1) purchase or retain securities of any issuer if the officers or Trustees of the Trust or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

         (2) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

         (3) purchase securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of its aggregate investments in such securities will exceed 5% of its total assets; and

         (4) purchase securities of unseasoned issuers, including their predecessors, which have been in operation for less than three years, and equity securities of issuers which are not readily marketable if by reason thereof the value of the Master Portfolio's aggregate investment in such classes of securities will exceed 5% of its total assets.

         The Master Portfolio may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies. However, the investment adviser will waive its advisory fees for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. In addition, these unaffiliated investment companies must have a fundamental investment policy of investing at least 80% of their net assets in obligations that are exempt from federal income tax and are not subject to the federal alternative minimum tax.

         In addition, the Master Portfolio reserves the right to invest up to 10%, of the current value of its net assets in fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, repurchase agreements maturing in more than seven days or other illiquid securities and restricted securities. However, as long as the shares of an investment company investing in the Master Portfolio are registered for sale in a state that imposes a lower limit on the percentage of an investment company's assets that may be so invested, the Master Portfolio will comply with such lower limit. The Master Portfolio presently is limited to investing 10% of its net assets in such securities due to limits applicable in several states.

         Furthermore, the Master Portfolio may not purchase or sell real estate limited partnership interests. The Master Portfolio does not currently intend to make loans of its portfolio securities.

                   ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

The following information supplements and should be read in conjunction with the sections in Part A entitled "Investment Objectives and Policies" and "Additional Information About Permitted Investment Activities."

         Unrated and Downgraded Investments. The Asset Allocation, CIT, Corporate Stock, Tax-Free Money Market and U.S. Government Allocation Master Portfolios may purchase instruments that are not rated if, in the opinion of the investment adviser, such obligations are of comparable quality to other rated investments that are permitted to be purchased by the Master Portfolio. After purchase a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event requires an immediate sale of such security when a security ceases to be rated, provided that the Board of Trustees determines that such security presents minimal credit risks and, provided further that when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the board finds that disposal of the portfolio security would not be in the best interests of the Master Portfolio. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

         When-Issued Securities. The Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may purchase securities on a when-issued basis, in which case, delivery and payment normally take place within 120 days after the date of the commitment to purchase. Certain of the securities in which the U.S. Government Allocation Master Portfolio and the Asset Allocation Master Portfolio may invest also will be purchased on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of the commitment to purchase. The Government-Corporate Income Master Portfolio does not intend to invest more than 5% of its net assets in when-issued securities during the coming year.

         Each such Master Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Master Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

         Municipal Bonds. As discussed in Part A, the two principal classifications of municipal bonds in which the Tax- Free Money Market Master Portfolio and the Municipal Income Master Portfolio may invest are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal bonds may be issued include the refunding of outstanding obligations and obtaining funds for general operating expenses or to loan to other public institutions and facilities. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. The Tax-Free Money Market Master Portfolio may not invest more than 25% of its assets in industrial development bonds. Assessment bonds, wherein a specially created district or project area levies a tax (generally on its taxable property) to pay for an improvement or project may be considered a variant of either category. There are, of course, other variations in the types of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. Subject to their investment objectives and policies, the Tax-Free Money Market Master Portfolio and the Municipal Income Master Portfolio are not limited with respect to which category of municipal bonds they may acquire.

         Municipal Notes. The Municipal Income Master Portfolio and the Tax-Free Money Market Master Portfolio may invest in municipal notes. Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.

         TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.

         BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.

         RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.

         The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of the issuers of such securities to meet interest and principal payments (i.e., credit risk). Such values will also change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk). Should such interest rates rise, the value of outstanding securities, including those held in the portfolio of the Municipal Income Master Portfolio, will decline and (if purchased at par value) they would sell at a discount. If interest rates fall, the values of outstanding securities will generally increase and (if purchased at par value) they would sell at a premium. Changes in the value of municipal securities held by the Municipal Income Master Portfolio and the Tax-Free Money Market Master Portfolio arising from these or other factors will cause changes in the net asset value per share of such Master Portfolios.

         Letters of Credit. Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Asset Allocation, Corporate Stock, U.S. Government Allocation and Tax Free Money Market Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of Wells Fargo Bank, are of comparable quality to issuers of other permitted investments of such Master Portfolios may be used for letter of credit-backed investments, provided that the Trust's Board approves or ratifies such investments. For purposes of the Tax Free Money Market Master Portfolio's fundamental policy on concentrations, letters of credit issued by domestic bank issuers will be considered to be obligations of domestic banks excluded from the 25% limitation regarding industry concentration (see fundamental investment restriction number (1) above).

         Loans of Portfolio Securities. Each of the Asset Allocation, Corporate Stock, U.S. Government Allocation and Tax Free Money Market Master Portfolios may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government obligations or other high-quality debt instruments equal to at least 100% of the current market value of the securities loan (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether to lend a security to a particular broker, dealer or financial institution, Wells Fargo Bank will consider all relevant facts and circumstances, including the creditworthiness of the broker, dealer, or financial institution. Any loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. Any securities that such Master Portfolio may receive as collateral will not become part of the Master Portfolio's portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. None of the Master Portfolios will lend securities having a value that exceeds 33 1/3% of the current value of its total assets. Loans of securities by any of the Master Portfolios will be subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolios may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Company, the Trust, Wells Fargo Bank, or Stephens.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES - PERTAINING ONLY TO THE CORPORATE STOCK, ASSET ALLOCATION AND U.S. GOVERNMENT ALLOCATION FUNDS

         Asset Allocation Model. A key component of the Asset Allocation Model is a set of assumptions concerning expected risk and return and investor attitudes toward risk which are incorporated into the asset allocation decision. The principal inputs of financial data to the Asset Allocation Model currently are (i) consensus estimates of the earnings, dividends and payout ratios on a broad cross-section of common stocks as reported by independent financial reporting services which survey a broad cross-section of Wall Street analysts, (ii) the estimated current yield to maturity on new long-term corporate bonds rated "AA" by S&P, (iii) the present yield on money market instruments, (iv) the historical statistical standard deviation in investment return for each class of asset, and (v) the historical statistical correlation of investment returns among the various asset classes in which the Asset Allocation Master Portfolio invests. Using these data, the Asset Allocation Model is run daily to determine the recommended asset allocation. The model's recommendations are presently made in 10% increments.

         Pass-Through Obligations. The Master Portfolios may invest in pass-through obligations that are supported by the full faith and credit of the U.S. Government (such as those issued by the Government National Mortgage Association) or those that are guaranteed by an agency or instrumentality of the U.S. Government or government-sponsored enterprise (such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation) or bonds collateralized by any of the foregoing.

         Futures Contracts and Options Transactions --

         Stock Index Options. The Master Portfolios may purchase and write (i.e., sell) put and call options on stock indices as a substitute for comparable market positions in the underlying securities. Options on stock indices are similar to options on stock except that (a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount , if any, by which the fixed exercise price of the option exceeds, in the case of a put, or is less than, in the case of a call, the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange, or the writer may let the option expire unexercised.

         Futures Contracts and Options on Futures Contracts. Each Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily, and that change would be reflected in the net asset value of the relevant Master Portfolio.

         Foreign Currency Transactions. If a Master Portfolio enters into a foreign currency transaction or forward contract, such Master Portfolio deposits, if required by applicable regulations, with the Trust's custodian cash or highgrade debt securities in a segregated account of the Master Portfolio in an amount at least equal to the value of the Master Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities are placed in the account so that the value of the account equals the amount of the Master Portfolio's commitment with respect to the contract.

         At or before the maturity of a forward contract, a Master Portfolio either may sell a portfolio security and make delivery of the currency, or may retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which such Master Portfolio obtains, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the Master Portfolio retains the portfolio security and engages in an offsetting transaction, such Master Portfolio, at the time of execution of the offsetting transaction, incurs a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the Master Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Master Portfolio will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Master Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

         The cost to a Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. Wells Fargo Bank (or BGFA, as applicable) considers on an ongoing basis the creditworthiness of the institutions with which a Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the Master Portfolio may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

         The purchase of options on currency futures allows a Master Portfolio, for the price of the premium it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires.

         Future Developments. Each Master Portfolio may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a Master Portfolio would provide appropriate disclosure in Part A or this Part B.

         Wells Fargo Bank and BGFA use a variety of internal risk management procedures to ensure that derivatives use is consistent with a Master Portfolio's investment objective, does not expose the Master Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees concerning the use of derivatives.

         The use of derivatives by the Master Portfolios also is subject to broadly applicable investment policies. For example, a Master Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Master Portfolio use certain derivatives without establishing adequate "cover" in compliance with SEC rules limiting the use of leverage.

ITEM 14.  MANAGEMENT OF THE TRUST

         The following information supplements and should be read in conjunction with the Section in Part A entitled "Management of the Trust".

         Trustees and Officers. The principal occupations during the past five years of the Trustees and principal executive officer of the Trust are listed below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Trustees deemed to be "interested persons" of the Trust for purposes of the Investment Company Act of 1940 (the "1940 Act") are indicated by an asterisk.

                                                                               PRINCIPAL OCCUPATIONS
  NAME, ADDRESS AND AGE                 POSITION                                DURING PAST 5 YEARS
Jack S. Euphrat, 74                Trustee                          Private Investor.
415 Walsh Road
Atherton, CA 94027

R. Greg Feltus, 45                Trustee                           Senior Vice President of Stephens; Manager
                                  Chairman and President            of Financial Services Group; President of
                                                                    Stephens Insurance Services Inc.; Senior
                                                                    Vice President of Stephens Sports
                                                                    Management Inc.; and President of Investors
                                                                    Brokerage Insurance Inc.

Thomas S. Goho, 54                Trustee                           T. B. Rose Faculty Fellow-Business, Wake
321 Beechcliff Court                                                Forest University, Calloway School of
Winston-Salem, NC 27104                                             Business and Accountancy; Associate
                                                                    Professor of Finance of the School of
                                                                    Business and Accounting at Wake Forest
                                                                    University since 1983.


Joseph N. Hankin, 55              Trustee                           President, Westchester Community College
75 Grasslands Road                                                  since 1971; President of Hartford Junior
Valhalla, N.Y. 10595                                                College from 1967 to 1971; Adjunct
                                                                    Professor of Columbia University Teachers
                                                                    College since 1976.

*W. Rodney Hughes, 70             Trustee                           Private Investor
31 Dellwood Court
San Rafael, CA 94901

Robert M. Joses, 78               Trustee                           Private Investor
47 Dowitcher Way
San Rafael, CA 94901

*J. Tucker Morse, 52              Trustee                           Private Investor; Real Estate Developer;
10 Legrae Street                                                    Chairman of Renaissance Properties Ltd.;
Charleston, SC 29401                                                President of Morse Investment Corporation;
                                                                    and Co-Managing Partner of Main Street
                                                                    Ventures

Richard H. Blank, Jr., 40         Chief Operating Officer,          Associate of Financial Services Group of
                                  Secretary and Treasurer           Stephens; Director of Stephens Sports
                                                                    Management Inc.; and Director of Capo Inc.

                               COMPENSATION TABLE

                                  Year Ended December 31, 1995          Period Ended September 30, 1996
                                  ----------------------------          -------------------------------

                                Aggregate       Total Compensation       Aggregate     Total Compensation
                               Compensation      from Registrant       Compensation      from Registrant
     Name and Position       from Registrant     and Fund Complex     from Registrant   and Fund Complex
     -----------------       ---------------     ----------------     ---------------   -----------------
      Jack S. Euphrat               $0               $39,750              $9,750             $29,250
          Trustee

      *R. Greg Feltus                0                   0                 $-0-               $-0-
         Trustee

       Thomas S. Goho                0                39,750              $9,750             $29,250
         Trustee

      Joseph N. Hankin             N/A                 N/A                 $-0-               $-0-
          Trustee

       *Zoe Ann Hines                0                   0                 $-0-               $-0-
         Trustee
 (resigned as of Septemner
          6, 1996)

     *W. Rodney Hughes               0                37,000              $8,250             $24,750
          Trustee

      Robert M. Joses                0                39,000              $9,750             $29,250
          Trustee

      *J. Tucker Morse               0                33,250              $8,250             $24,750
          Trustee



         Trustees of the Trust who are officers or employees of Stephens or Wells Fargo Bank are not compensated by the Trust for their services but are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. Trustees who are affiliated with Stephens or Wells Fargo Bank also do not receive compensation from the Trust and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trust, Overland Express Funds, Inc., Stagecoach Funds, Inc., Stagecoach Trust and Life & Annuity Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "Wells Fargo Fund Complex"). MasterWorks Funds Inc., Master Investment Portfolio, and Managed Series Investment Trust together form a separate fund complex (the "BGFA Fund Complex"). Each of the Trustees and Officers of the Company serves in the identical capacity as directors and officers or as trustees and/or officers of each registered open-end management investment company in both the Wells Fargo and BGFA Fund Complexes, except for Joseph N. Hankin, who only serves the aforementioned members of the Wells Fargo Fund Complex, and Zoe Ann Hines who, after September 6, 1996, only serves the aforementioned members of the BGFA Fund Complex. The Trustees are compensated by other companies and trusts within the fund complex for their services as directors/trustees to such companies and trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of each fund complex.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES AS OF JANUARY 3, 1997.

                                      STAGECOACH FUNDS        % OWNED          OVERLAND EXPRESS           % OWNED OF
         MASTER PORTFOLIO                FEEDER FUND         OF MASTER            FEEDER FUND               MASTER
Small Cap                        Small Cap                    87.28%    Small Cap Strategy                  12.72%
Tax-Free Money Market            National Tax-Free            15.78%    National Tax-Free                   84.22%
                                   Money Market Mutual                    Institutional Money Market
Capital Appreciation             Aggressive Growth            21.61%    Strategic Growth                    78.39%
Asset Allocation                 Asset Allocation             99.99%    N/A                                  N/A
Corporate Stock                  Corporate Stock              99.99%    N/A                                  N/A
U.S. Govt. Allocation            U.S. Govt. Allocation        99.99%    N/A                                  N/A
Cash Investment Trust            N/A                            N/A     Overland Sweep                      99.99%
Government-Corporate Income      N/A                            N/A     Short-Term Govt.-Corp. Income       99.99%

Municipal Income                 N/A                            N/A     Short-Term Municipal Income         99.99%

         Each of the above Funds owning at least 25% of the outstanding interests in a corresponding Master Portfolio of MIT could be considered to be a "controlling person" of such Master Portfolio for purposes of the 1940 Act. Overland Express Funds, Inc. and Stagecoach Funds, Inc. are Maryland corporations and registered open-end management investment companies located at 111 Center Street, Little Rock, Arkansas 72201.


ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER. -- Pursuant to separate advisory contracts ("Investment Advisory Agreements"), between the Trust and Wells Fargo Bank, each Master Portfolio is advised by Wells Fargo Bank. Each Investment Advisory Agreement provides that Wells Fargo Bank will furnish to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio. Pursuant to the Investment Advisory Agreements, Wells Fargo Bank furnishes the Board of Trustees with periodic reports on the investment strategy and performance of each Master Portfolio.

         Wells Fargo Bank has agreed to provide to each Master Portfolio, among other things, money market and fixed- income research, analysis and statistical and economic data and information concerning interest rate and security market trends, portfolio composition, credit conditions and average maturities of the investments of each Master Portfolio.

         Each Investment Advisory Agreement will continue in effect for more than two years from the effective date provided the continuance is approved annually (i) by the holders of a majority of the applicable Master Portfolio's outstanding proportionate interests or by the Board of Trustees of the Trust and (ii) by a majority of the Trustees of the Trust who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the Act) of any such party. Each Investment Advisory Agreement may be terminated on 60 days' written notice by either party and terminates automatically by its terms if assigned.

         BGFA serves as investment sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios. Wells Fargo Bank has agreed to pay BGFA for its sub-advisory services an annual fee equal to (i) $40,000 plus 0.08% of the average daily net assets of the Corporate Stock Master Portfolio; (ii) 0.20% of the average daily net assets of the Asset Allocation Master Portfolio; and (iii) $40,000 plus 0.15% of the average daily net assets of the U.S. Government Master Portfolio. Such sub-advisory services are provided by BGFA pursuant to a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with Wells Fargo Bank. Subject to the direction of the Trust's Board of Trustees and the overall supervision and control of Wells Fargo Bank and the Trust, BGFA is responsible for investing and reinvesting such Master Portfolio's assets. BGFA shall furnish to Wells Fargo Bank periodic reports on the investment activity and performance of the Master Portfolios, and such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers shall reasonably request. As to each

Master Portfolio, the Sub-Advisory Agreement has an initial two-year term, and will thereafter be subject to annual approval by (i) the Trust's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of the Trust's Board of Trustees who are not interested persons (as defined in the 1940 Act) of the Master Portfolio or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the Sub-Advisory Agreement is terminable without penalty, on 60 days' written notice, by the Trust's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests. The Sub-Advisory Agreement terminates automatically upon an assignment (as defined in the 1940 Act).

         BGFA was created by the reorganization of Wells Fargo Nikko Investment Advisors ("WFNIA"), a former affiliate of Wells Fargo Bank, with and into an affiliate of Wells Fargo Institutional Trust Company N.A. Subject to the direction of the Trust's Board of Trustees and the overall supervision and control of Wells Fargo Bank and the Trust, BGFA is responsible for investing and reinvesting the Master Portfolios' assets. BGFA has agreed to furnish to Wells Fargo Bank periodic reports on the investment activity and performance of the Master Portfolios, and such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers shall reasonably request.

         ADVISORY AND SUB-ADVISORY FEES . For the years ended December 31, 1993, 1994 and 1995, the CIT Master Portfolio, the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio paid to Wells Fargo Bank the advisory fees indicated below and Wells Fargo Bank waived the indicated amounts:

                                     1993                       1994                          1995
                                     ----                       ----                          ----
                              Fees        Fees          Fees            Fees           Fees          Fees
                              Paid       Waived         Paid           Waived          Paid         Waived
                              ----       ------         ----           ------          ----         ------
Cash Investment Trust       $861,200       $0          $1,245,341       $ 81,344     $1,902,572    $ 255,082
Government-Corporate(1)          N/A      N/A                 $ 0       $    131            $ 0    $  11,944
Municipal Income(1)              N/A      N/A                 $ 0       $  7,879            $ 0    $  62,512
------------

(1) The Government-Corporate Income Master Portfolio and the Municipal Income Master Portfolio commenced operations on September 19, 1994 and June 3, 1994, respectively.

         For the period begun January 1, 1996 and ended April 28, 1996, and the period begun April 29, 1996 and ended September 30, 1996, the Asset Allocation, Corporate Stock, and U.S. Government Allocation Funds and their corresponding Master Portfolios paid to Wells Fargo Bank the advisory fees indicated below as compensation for advisory services to such Funds/Master Portfolios and Wells Fargo Bank waived the indicated amounts:

                                                      Advisory Fees
                                                      -------------

                                        Period Begun January 1, 1996        Period Begun April 29, 1996
                                          and Ended April 28, 1996        and Ended September 30, 1998(1)
                                       -----------------------------      --------------------------------
Fund/Master Portfolio                  Fees Paid         Fees Waived      Fees Paid            Fees Waived
---------------------                  ---------         -----------      ---------            -----------
o     Asset Allocation                $1,353,641             $0           $1,764,081                $0
o     Corporate Stock                   $538,107             $0             $710,941                $0
o     U.S. Government Allocation        $231,278             $0             $308,379                $0


---------------
(1) From January 1 to April 28, 1996, Wells Fargo Bank was paid advisory fees by each Fund; after the conversion, from April 29 to September 30, 1996, Wells Fargo Bank was paid advisory fees by each Master Portfolio. The fee rate did not change after conversion.

         For the years ended December 31, 1993, 1994 and 1995, the Asset Allocation, Corporate Stock, Strategic Growth and U.S. Government Allocation Funds paid to Wells Fargo Bank the advisory fees indicated below and Wells Fargo Bank waived the indicated amounts:

                                           1993                        1994                     1995

                                     Fees        Fees          Fees         Fees        Fees         Fees
Fund                                 Paid       Waived         Paid       Waived        Paid        Waived
----------------------------------------------------------------------------------------------------------
Asset Allocation               $3,136,581         $0       $3,907,880          $0    $3,814,364      $0

Corporate Stock                $1,248,207         $0       $1,259,739          $0    $1,398,439      $0

Strategic Growth                       $0   $ 68,217       $  197,689      $9,550    $  302,821      $0

U.S. Government                $1,090,400         $0       $1,034,079          $0    $  680,049      $0
 Allocation


         For the years ended December 31, 1993, 1994 and 1995, Wells Fargo Bank paid to WFNIA the fees indicated below as compensation for sub-advisory services to the Funds. For the period begun January 1 and ended September 30, 1996, Wells Fargo Bank paid to BGFA the fees indicated below as compensation for sub-advisory services to the Funds and Master Portfolios, respectively.

                                    Sub-Advisory Fees Paid to WFNIA            Sub-Advisory Fees Paid to BGFA
                                    -------------------------------            ------------------------------

                             Year Ended       Year Ended      Year Ended                Period Ended
  Fund/Master Portfolio          1993            1994            1995              September 30, 1996(1)
  ----------------------         ----            ----            ----              ---------------------
Asset Allocation               $1,586,982       $2,106,980       $2,043,249               $1,715,245
Corporate Stock                 $ 239,319        $ 241,489        $ 269,787               $  242,005
U.S. Government
  Allocation                    $ 366,951        $ 353,761        $ 244,478               $  192,067

------------
(1) From January 1 to April 28, 1996, BGFA was paid sub-advisory fees by Wells Fargo Bank on behalf of each Fund; after the conversion, from April 29 to September 30, 1996, BGFA was paid sub-advisory fees by Wells Fargo Bank on behalf of each Master Portfolio. The fee rate did not change after conversion.


         Morrison & Foerster LLP, counsel to the Company and the Trust and special counsel to Wells Fargo Bank, BGFA, and Barclays Global Investors, N.A. ("BGI"), has advised the Company, the Trust, Wells Fargo Bank, BGFA, BGI and each Master Portfolio that (i) Wells Fargo Bank should be able to perform the services contemplated by the Investment Advisory Contracts, the Agency Agreements and the applicable Custody Agreements without violation of the Glass-Steagall Act, (ii) BGFA should be able to perform the services contemplated in the Sub- Advisory Agreement and Part A relating to certain of the Master Portfolios, and (iii) BGI should be able to perform the services contemplated in the applicable Custody Agreement and Part A. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in federal or state statutes and regulations and judicial or administrative decisions or interpretations thereof, could prevent Wells Fargo Bank from continuing to perform, in whole or in part, such services. If Wells Fargo Bank were prohibited from performing any of such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ADMINISTRATOR AND CO-ADMINISTRATOR. MIT has retained Wells Fargo Bank as Administrator and Stephens as Co-Administrator on behalf of each Master Portfolio. Under the respective Administration and Co-Administration Agreements among Wells Fargo Bank, Stephens and MIT, Wells Fargo Bank and Stephens shall provide as administrative services, among other things: (i) general supervision of each Master Portfolio's operations, including coordination of the services performed by the investment adviser, transfer agent, custodian, shareholder servicing agent(s), independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions, and preparation of proxy statements and shareholder reports for each Master Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to MIT's Officers and Trustees. Wells Fargo Bank and Stephens also furnish office space and certain facilities required for conducting the Master Portfolios' business together with ordinary clerical and bookkeeping services. Stephens pays the compensation of MIT's Trustees, Officers and employees who are affiliated with Stephens. The Administrator and Co-Administrator are not entitled to receive any fees from the Master Portfolio's so long as they receive fees for similar services provided to the corresponding feeder funds. The Trust previously retained Stephens to serve as sole administrator on behalf of each Master Portfolio.

         The Asset Allocation, Capital Appreciation, Corporate Stock, Government-Corporate Income, Municipal Income, Small Cap and U.S. Government Allocation Master Portfolios were not charged administrative fees so long as Stephens was entitled to administrative fees payable by feeder funds that invest substantially all of their assets in the applicable Master Portfolio. The CIT and Tax-Free Money Market Master Portfolios paid Stephens a monthly fee at the annual rate of 0.025% and 0.05% of their respective average daily net assets as compensation for providing administrative services.

         As compensation for administrative services, Stephens was entitled to receive monthly fees calculated from the average daily net assets of each of the following Funds at the indicated annual percentage rates: 0.03% for the Aggressive Growth, Asset Allocation, Corporate Stock and U.S. Government Allocation Funds; 0.15% for the Government- Corporate Income, Municipal Income and Strategic Growth Funds; 0.05% and 0.10% respectively, for the Small Cap Fund and Small Cap Strategy Fund. For the Short-Term Government-Corporate Income and Short-Term Municipal Income Funds, the fee decreases from 0.15% to 0.10% for assets in excess of $200 million.

         For the years ended December 31, 1993, 1994 and 1995, and the fiscal period ended September 30, 1996, the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds paid administrative fees to Stephens as follows:

                                                   Administrative Fees
                                                   -------------------

                                         Year Ended          Year Ended        Year Ended    Fiscal Period Ended
Fund                                      12/31/93            12/31/94          12/31/95         9/30/96(1)
----                                      --------            --------          --------         ----------
Asset Allocation Fund                      $238,347           $315,787          $306,436            $257,419
Corporate Stock Fund                       $ 74,804           $ 75,748          $ 92,555            $ 79,533
U.S. Government Allocation Fund            $ 65,395           $ 62,168          $ 40,803            $ 32,354

------------
(1) The Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds have changed their fiscal year end to September 30.

         For the years ended December 31, 1993, 1994 and 1995, the CIT and Tax-Free Money Market Master Portfolios and the below-listed feeder Funds of the Capital Appreciation, Small Cap, Short-Term Government-Corporate Income and Short- Term Municipal Income Master Portfolios paid administrative fees to Stephens as follows:

                                                   Administrative Fees
                                                   -------------------

                                                       Year Ended          Year Ended          Year Ended
Fund or Master Portfolio                                 12/31/93            12/31/94            12/31/95
------------------------                                 --------            --------            --------
CIT Master Portfolio                                     $86,120            $142,669             $215,765
Tax-Free Money Market Master Portfolio                       N/A                 N/A                  N/A
Short-Term Government-Corporate Income Fund                  N/A            $    392(1)          $  3,560
Short-Term Municipal Income Fund                             N/A            $  2,497(1)          $ 19,436
Small Cap Strategy Fund                                      N/A                 N/A                  N/A(1)

Strategic Growth Fund                                    $20,483            $ 62,623             $ 91,128

------------

(1) The Short-Term Municipal Income, Short-Term Government-Corporate Income and Small Cap Strategy Funds commenced operations on June 3, 1994, September 19, 1994, September 16, 1996, respectively.

CUSTODIAN. -- Wells Fargo Bank acts as Custodian to all of the Trust's Master Portfolios other than the Asset Allocation, Corporate Stock, and U.S. Government Allocation Master Portfolios, for which WFITC acted as Custodian through December 31, 1995 and BGI became Custodian on January 1, 1996.

         The applicable Custodian, among other things, maintains a custody account or accounts in the name of each Master Portfolio under its service arrangement; receives and delivers all assets for each Master Portfolio upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of each such Master Portfolio and pays all expenses of each such Master Portfolio. For its services as Custodian, the Trust has agreed to pay Wells Fargo Bank an annual fee of
 .0167% of the average daily net assets of each Master Portfolio to which it provides services, plus certain fees on a transaction basis.

          For the year ended December 31, 1995 and the fiscal period ended September 30, 1996, the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios and their corresponding Funds did not pay any custody fees. For the year ended December 31, 1995, the CIT Master Portfolio paid Wells Fargo Bank $149,559 for its services as custodian and Wells Fargo Bank waived all of the custodian fees payable to it by the Municipal Income and Government- Corporate Income Master Portfolios. For the year ended December 31, 1995, the Strategic Growth Fund paid Wells Fargo Bank $22,191 for its services as custodian to such Fund.

TRANSFER AND DIVIDEND DISBURSING AGENT. Wells Fargo Bank has been retained to act as Transfer and Dividend Disbursing Agent for each Master Portfolio of the Trust. For its services as Transfer and Dividend Disbursing Agent, Wells Fargo Bank is entitled to receive a fee of 0.05% of each Master Portfolio's average daily net assets.

          For the period begun April 29 (commencement of operations) and ended September 30, 1996, the indicated Master Portfolios did not pay any transfer and dividend disbursing agency fees to Wells Fargo Bank.

         Wells Fargo Bank also acts as transfer and dividend disbursing agent for the feeder funds which were the predecessor funds to the Asset Allocation,
Corporate Stock and U.S. Government Allocation Funds.   The transfer and
dividend disbursing agent is reimbursed for all reasonable out of pocket expenses in connection with the performance of such services and is paid transactional fees on a per account basis. For the year ended December 31, 1995 and the period ended September 30, 1996, the indicated Funds paid transfer and dividend disbursing agency fees to Wells Fargo Bank as follows:

                                                       Year Ended                Fiscal Period Ended
Fund                                                December 31, 1995           September 30, 1996(1)
----                                                -----------------           ------------------
Asset Allocation                                         $470,918                     $662,394
Corporate Stock                                           $43,987                     $153,589

U.S. Government Allocation                                $95,715                      $77,292
------------

(1) The Asset Allocation, Corporate Stock and U.S. Government Allocation Funds changed their fiscal year end to September 30, 1996. These figures reflect fee waivers.

         For the year ended December 31, 1995, Wells Fargo Bank waived all fees payable to it by the CIT, Municipal Income and Government-Corporate Master Portfolios.

INDEPENDENT AUDITORS. -- KPMG Peat Marwick LLP has been selected as the independent auditors for the Master Portfolios. KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111.

ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         None of the Master Portfolios of the Trust has an obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trust's Board of Trustees, Wells Fargo Bank is responsible for each Master Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Master Portfolio to obtain the best results taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities involved. While Wells Fargo Bank generally seeks reasonably competitive spreads or commissions, the Master Portfolio will not necessarily be paying the lowest spread or commission available.

         Except for the portfolio securities of the Asset Allocation and Corporate Stock Master Portfolios, purchases and sales of the investment securities of the Master Portfolios usually are principal transactions. Securities of each Master Portfolio normally are purchased or sold from or to dealers serving as market makers for the securities at a net price. Each Master Portfolio also may purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing securities transactions of the Master Portfolios consists primarily of dealer spreads and underwriting commissions.

         As to the Asset Allocation and Corporate Stock Master Portfolios, purchases and sales of equity securities on a securities exchange usually are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in light of generally prevailing rates. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, Stephens or Wells Fargo Securities Inc. In the over- the- counter-market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

         Debt securities normally are purchased or sold from or to dealers serving as market makers for the securities at a net price. A Master Portfolio also may purchase portfolio securities in underwritten offerings or directly from an issuer. Generally debt obligations are traded on a net basis and do not involve brokerage commissions. The cost of executing the portfolio securities transactions consists primarily of dealer spreads and underwriting commissions.

         Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order is obtained from the SEC or an exemption is otherwise available. A Master Portfolio may purchase securities from underwriting syndicates of which Stephens or Wells Fargo Bank is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Master Portfolio's Board of Trustees.

         In assessing the best overall terms available for any transaction, Wells Fargo Bank considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Wells Fargo Bank may cause the Master Portfolios to pay a broker/dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker/dealer for effecting the same transaction, provided that Wells Fargo Bank determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker/dealer, viewed in terms of either the particular transaction or the overall responsibilities of Wells Fargo Bank. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond, and government securities markets and the economy.

         Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by Wells Fargo Bank and does not reduce the advisory fees payable by the Master Portfolios. The Board of Trustees will periodically review the commissions paid by the Master Portfolios to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Master Portfolios. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the Master Portfolios may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

         Under Section 28(e) of the Securities Exchange Act of 1934, an adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of
Section 28(e), an adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided . . . viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker provide an adviser with lawful and appropriate assistance in the performance of its investment decision-making responsibilities." Accordingly, the price to a Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

         Broker/dealers utilized by Wells Fargo Bank may furnish statistical, research and other information or services which are deemed by Wells Fargo Bank to be beneficial to a Master Portfolio's investment programs. Research services received from brokers supplement Wells Fargo Bank's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; portfolio management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to Wells Fargo Bank and to MIT's Trustees with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form. Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

         The outside research assistance is useful to Wells Fargo Bank since the brokers utilized by Wells Fargo Bank as a group tend to follow a broader universe of securities and other matters than the staff of Wells Fargo Bank can follow. In addition, this research provides Wells Fargo Bank with a diverse perspective on financial markets. Research services which are provided to Wells Fargo Bank by brokers are available for the benefit of all accounts managed or advised by Wells Fargo Bank. It is the opinion of Wells Fargo Bank that this material is beneficial in supplementing their research and analysis; and, therefore, it may benefit the Master Portfolios by improving the quality of Wells Fargo Bank's investment advice. The advisory fees paid by the Master Portfolios are not reduced because Wells Fargo Bank receives such services.

BROKERAGE COMMISSIONS. For the years ended December 31, 1993, 1994 and 1995 the Funds paid, and for the period begun January 1, 1996 and ended September 30, 1996 the indicated Funds/Master Portfolios paid, the following for brokerage commissions:

                                                 Brokerage Commissions(1)
                                                 ---------------------

                                        Year Ended      Year Ended     Year Ended    Period Ended
Fund / Master Portfolio                   12/31/93       12/31/94       12/31/95      9/30/96(2)
------------------------                  --------       --------       --------      ----------
Asset Allocation                             $294,861      $99,002       $34,488        $0
Corporate Stock                               $30,123      $31,896        $8,696        $0
U.S. Government  Allocation                        $0           $0            $0        $0
------------------------

(1) During the periods shown, none of the Funds paid brokerage commissions to affiliated brokers.

(2) This period reflects amounts paid by the corresponding Master Portfolios which commenced operations on April 29, 1996.

                                                  Brokerage Commissions
                                                  ----------------------

                                                       Year Ended           Year Ended           Year Ended
Fund or Master Portfolio                                12/31/93              12/31/94            12/31/95
------------------------                                --------              --------            --------
CIT Master Portfolio                                       N/A                   $0                  $0
Short-Term Government-Corporate Income Fund                N/A                   $0                  $0
Short-Term Municipal Income Fund                           N/A                   $0                  $0
Small Cap Strategy Fund                                    N/A                  N/A                  N/A
Strategic Growth Fund                                      N/A                $171,356             $190,359
Tax-Free Money Market Master Portfolio                     N/A                  N/A                  N/A


SECURITIES OF REGULAR BROKER DEALERS -- As of December 31, 1995, the Master Portfolios/Funds owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act as follows: the CIT Master Portfolio and the Government-Corporate Income Master Portfolio held debt securities of Goldman Sachs in amounts equal to $52,415,000 and $93,000, respectively; the Strategic Growth Fund held a Goldman Sachs Pooled Repurchase Agreement in an amount equal to $1,638,000; the Asset Allocation Fund owned securities of J.P. Morgan & Co., Inc. in an amount equal to $1,895,104. The Corporate Stock and U.S. Government Allocation Funds did not own such securities as of said date.

         As of September 30, 1996, the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios did not own any securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act.

         PORTFOLIO TURNOVER -- Portfolio turnover generally involves some expense to a Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. To the extent the Master Portfolios invest in government and municipal securities, a high portfolio turnover rate should not result in the Master Portfolios paying substantially more brokerage commissions, since most transactions in government securities and municipal securities are effected on a principal basis. In addition, a high portfolio turnover rate should not adversely affect the CIT or Tax-Free Money Market Master Portfolios that generally consist of obligations with relatively short maturities because portfolio transactions for these Master Portfolios ordinarily are made directly with principals on a net basis and, consequently, neither Master Portfolio typically incurs brokerage expenses.

         Portfolio turnover also can generate short-term capital gains tax consequences. The portfolio turnover rate is not a limiting factor when Wells Fargo Bank deems portfolio changes appropriate.


ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

         The Trust is a business trust organized under the laws of Delaware. In accordance with Delaware law and in connection with the tax treatment sought by the Trust, its Declaration of Trust provides that investors will be personally responsible for liabilities and obligations of each Master Portfolio of the Trust, but only to the extent the Trust property is insufficient to satisfy such liabilities and obligations. The Declaration of Trust also provides for the Trustees to maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, the investors, Trustees, officers, employees and agents covering possible tort and other liabilities, and that investors will be indemnified to the extent they are held liable for a disproportionate share of a Master Portfolio's obligations. Thus, the risk of an investor incurring financial loss on account of personal liability is limited to circumstances in which the investor's liability is disproportionate to its investment and inadequate insurance exists.

         The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act. Nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Trustee's office.

         As used in Part A and Part B, the term "majority," when referring to approvals to be obtained from investors in each Master Portfolio of the Trust, means the vote of the lesser of (i) 67% of the Master Portfolio's outstanding proportionate interests represented at a meeting if the holders of more than 50% of the Master Portfolio's outstanding proportionate interests are present in person or by proxy, or (ii) more than 50% of the Master Portfolio's outstanding proportionate interests.

         The Trust may dispense with annual meetings of investors in any year in which it is not required to elect Trustees under the 1940 Act. However, the Trust is required to hold a special meeting of its investors for the purpose of voting on the question of removal of a Trustee or Trustees if requested in writing by the holders of at least 10% of the Master Portfolios of the Trust's outstanding proportionate interests, and to assist in communicating with other investors as required by Section 16(c) of the 1940 Act.

         A Master Portfolio of the Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Trust), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors of a Master Portfolio (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Master Portfolio) will be sufficient. A Master Portfolio of the Trust may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment) or (ii) by the Trustees of the Trust by written notice to the Master Portfolio's investors. In the event of the liquidation or dissolution of a Master Portfolio, investors are entitled to receive their pro rata share of all assets available for distribution.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio of the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Net asset value per interest of the CIT Master Portfolio of the Trust is determined by the Custodian of the Trust on each Bank Business Day. Net asset value per interest of the Capital Appreciation Master Portfolio, the Government-Corporate Income Master Portfolio, the Municipal Income Master Portfolio, the Tax-Free Money Market Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio is determined by the Custodian of the Trust on each Business Day.

CIT MASTER PORTFOLIO AND THE TAX-FREE MONEY MARKET MASTER PORTFOLIO -- As indicated in Part A, the CIT Master Portfolio and the Tax-Free Money Market Master Portfolio each uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to investors may differ somewhat from that which could be obtained from a similar fund that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in a fund using solely market values, and existing Master Portfolio investors would receive correspondingly less income. The converse would apply during periods of rising interest rates.

         Rule 2a-7 provides that, in order to value its portfolio using the amortized cost method, the Master Portfolio must maintain a dollar- weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less, and invest only in Eligible Securities determined by the Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features. Pursuant to the Rule, the Board has established procedures designed to stabilize, to the extent reasonably possible, the Master Portfolio's net asset value. Such procedures include review of a Master Portfolio's holdings by the Board of Trustees at such intervals as it may deem appropriate to determine whether the Master Portfolio's net asset value calculated by using available market quotations deviates within 1/2 of the 1% of the value based on amortized cost. The extent of any deviation is examined by the Board of Trustees. If such deviation exceeds 1/2 of 1%, the Board promptly considers what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors, the Board will take such corrective action as it regards as necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or establishing a net asset value by using available market quotations.

OTHER MASTER PORTFOLIOS -- The net asset value of the Asset Allocation, Capital Appreciation, Corporate Stock, Government-Corporate Income, Municipal Income, Small Cap and U.S. Government Allocation Master Portfolios is determined on each Business Day.

         The net asset value per interest for these Master Portfolios is determined by dividing the value of the total assets of a Master Portfolio less the Master Portfolio's liabilities by the total number of outstanding interests. The value of assets of these Master Portfolios (other than debt obligations maturing in 60 days or less) is determined at the close of regular trading on the New York Stock Exchange, which is currently 1:00 p.m. Pacific time. Except for debt obligations with remaining maturities of 60 days or less which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined in good faith by the Board of Trustees. The valuation may be provided by independent pricing services.

ITEM 20. TAX STATUS.

         Under the anticipated method of operation of the Master Portfolios of the Trust, none of the Master Portfolios will be subject to any federal income tax. However each investor in a Master Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Trust) of a Master Portfolio's taxable income in determining the investor's income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, ("Code") and regulations promulgated thereunder. Each Master Portfolio's taxable year-end is December 31. Although, as described above, the Master Portfolios will not be subject to federal income tax, each will file appropriate income tax returns.

         It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in a Master Portfolio of the Trust will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested substantially all of its assets in a Master Portfolio. Each Master Portfolio will be treated as a non-publicly traded partnership rather than a regulated investment company or a corporation under the Code. As a non-publicly traded partnership under the Code, any interest, dividends and gains or losses of a Master Portfolio of the Trust will be deemed to have been "passed through" to investors in such Master Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Master Portfolio. Accordingly, if a Master Portfolio were to accrue but not distribute any interest, dividends or gains, an investor would be deemed to have realized and recognized its proportionate share of interest, dividends or gains without receipt of any corresponding distribution. However, each Master Portfolio will seek to minimize recognition by investors of interest, dividends or gains without a corresponding distribution.

         Investors' capital accounts will be adjusted on a daily basis to reflect additional investments or withdrawals and any increase or decrease in net asset value. For purposes of determining fair market value of the CIT Master Portfolio's and the Tax-Free Money Market Master Portfolio's assets, such Master Portfolios use the amortized cost method of valuation under Rule 2a-7 under the Act. The investments of other Master Portfolios are valued each business day using available market quotations or at fair value as determined by one or more independent primary services (collectively the "Service") approved by the Trust's Board of Trustees. The Service may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. The Service's procedures are reviewed by the Trust's officers under the general supervision of the Trust's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares.

ITEM 21. UNDERWRITERS.

         The distributor and exclusive placement agent for the Master Portfolios is Stephens, which receives no additional compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of the Trust.

ITEM 22. CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23. FINANCIAL INFORMATION.

         The unaudited financial statements and portfolio of investments for the Capital Appreciation, Cash Investment Trust, Short-Term Government-Corporate Income and Short-Term Municipal Income Master Portfolios and for the corresponding Funds of Overland Express Funds, Inc. ("Overland") are hereby incorporated by reference to the Overland Semi-Annual Reports dated June 30, 1996, as filed with the SEC on September 6, 1996.

         The portfolio of investments, audited financial statements and independent auditor's report for the year ended December 31, 1995 for the Cash Investment Trust, Short-Term Municipal Income and Short-Term
Government-Corporate Income Master Portfolios are hereby incorporated by reference to the Overland Annual Reports, as filed with the SEC on March 8, 1996.

         The audited financial statements and portfolio of investments for the Asset Allocation, Capital Appreciation, Corporate Stock, Small Cap, Tax-Free Money Market and U.S. Government Allocation Master Portfolios and for the corresponding Funds of Stagecoach Funds, Inc. ("Stagecoach") are hereby incorporated by reference to the Stagecoach Semi-Annual Reports dated September 30, 1996, as filed with the SEC on December 9, 1996.

                                    APPENDIX

         The following is a description of the ratings given by Moody's and S&P to corporate and municipal bonds, municipal notes, and corporate and municipal commercial paper.

Corporate and Municipal Bonds

         Moody's: The four highest ratings for corporate and municipal bonds are "Aaa,"Aa,"A" and "Baa." Bonds rated "Aaa" are judged to be of the "best quality" and carry the smallest amount of investment risk. Bonds rated "Aa" are of "high quality by all standards," but margins of protection or other elements make long-term risks appear somewhat greater than "Aaa" rated bonds. Bonds rated "A" possess many favorable investment attributes and are considered to be upper medium grade obligations. Bonds rated "Baa" are considered to be medium grade obligations; interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds have speculative characteristics as well. Moody's applies numerical modifiers: 1, 2 and 3 in each rating category from "Aa" through "Baa" in its rating system.
The modifier 1 indicates that the security ranks in the higher end of its category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end.

         S&P: The four highest ratings for corporate and municipal bonds are "AAA,"AA,"A" and "BBB." Bonds rated "AAA" have the highest ratings assigned by S&P and have an extremely strong capacity to pay interest and repay principal. Bonds rated "AA" have a "very strong capacity to pay interest and repay principal" and differ "from the highest rated issued only in small degree." Bonds rated "A" have a "strong capacity" to pay interest and repay principal, but are "somewhat more susceptible" to adverse effects of changes in economic conditions or other circumstances than bonds in higher rated categories. Bonds rated "BBB" are regarded as having an "adequate capacity" to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a "weakened capacity" to make such repayments. The ratings from "AA" to "BBB" may be modified by the addition of a plus or minus sign to show relative standing within the category.

Municipal Notes

         Moody's: The highest ratings for state and municipal short-term obligations are "MIG 1,"MIG 2," and "MIG 3" (or "VMIG 1,"VMIG 2" and "VMIG 3" in the case of an issue having a variable rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the "best quality." Notes rated "MIG 2" or "VMIG 2" are of "high quality," with margins of protections "ample although not as large as in the preceding group." Notes rated "MIG 3" or "VMIG 3" are of "favorable quality," with all security elements accounted for, but lacking the strength of the preceding grades.

         S&P: The "SP-1" rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated "SP-1+." The "SP- 2" rating reflects a "satisfactory capacity" to pay principal and interest.

Corporate and Municipal Commercial Paper

         Moody's: The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated "P- 1" have a "superior capacity for repayment of short-term promissory obligations." Issuers rated "P-2" (Prime-2) "have a strong capacity for repayment of short-term promissory obligations," but earnings trends, while sound, will be subject to more variation.

         S&P: The "A-1" rating for corporate and municipal commercial paper indicates that the "degree of safety regarding timely payment is either overwhelming or very strong." Commercial paper with "overwhelming safety characteristics" will be rated "A-1+." Commercial paper with a strong capacity for timely payments on issues will be rated "A-2."

Corporate Notes

         S&P: The two highest ratings for corporate notes are "SP-1" and "SP-2." The "SP-1" rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated "SP-1+." The "SP-2" rating reflects a "satisfactory capacity" to pay principal and interest.

                                     PART C

                               OTHER INFORMATION

Item 24.      Financial Statements and Exhibits.

        (a)   Financial Statements:

              The portfolio of investments, audited financial statements and independent auditors' report for the fiscal period ended September 30, 1996 for the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios are hereby incorporated by reference to the Stagecoach Funds, Inc. (SEC File Nos. 33-42927; 811-6419) Annual Reports, as filed with the SEC on December 9, 1996

              The portfolio of investments, audited financial statements and independent auditor's report for the year ended December 31, 1995 for the Cash Investment Trust, Short-Term Municipal Income and Short-Term Government-Corporate Income Master Portfolios are hereby incorporated by reference to the Overland Express Funds, Inc. (SEC File Nos. 33-16296; 811-8275) Annual Reports, as filed with the SEC on March 8, 1996.


        (b)   Exhibits:


      Exhibit
      Number                                      Description
      ------                                      -----------
        1(a)                  -  Declaration of Trust, incorporated by reference
                                 to the Registration Statement on Form N-1A
                                 filed on September 24, 1991.

        1(b)                  -  Certificate of Amendment to the Declaration of
                                 Trust, incorporated by reference to Amendment
                                 No. 3 filed on May 2, 1994.

        1(c)                  -  Amendment to the Declaration of Trust,
                                 incorporated by reference to Amendment No. 6
                                 filed on November 29, 1995.

        1(d)                  -  Amendment to the Declaration of Trust, filed
                                 herewith.

        2                     -  By-Laws, incorporated by reference to the
                                 Registration Statement on Form N-1A filed on
                                 September 24, 1991.

        3                     -  Not Applicable.

        4                     -  Not Applicable.

        5(a)                  -  Amended Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Cash Investment
                                 Trust Master Portfolio, incorporated by
                                 reference to Amendment No. 3 filed on May 2,
                                 1994.

        5(b)                  -  Advisory Contract with Wells Fargo Bank, N.A.
                                 on behalf of the Short-Term Municipal Income
                                 Master Portfolio, incorporated by reference to
                                 Amendment No. 6 filed on November 29, 1995.

      Exhibit
      Number                                      Description
      ------                                      -----------


        5(c)                  -  Advisory Contract with Wells Fargo Bank, N.A.
                                 on behalf of the Short-Term
                                 Government-Corporate Income Master Portfolio,
                                 incorporated by reference to Amendment No. 6
                                 filed on November 29, 1995.

        5(d)                  -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Tax-Free Money
                                 Market Master Portfolio, incorporated by
                                 reference to Amendment No. 8 filed on March 21,
                                 1996.

        5(e)                  -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Capital
                                 Appreciation Master Portfolio, incorporated by
                                 reference to Amendment No. 8 filed on March 21,
                                 1996.

        5(f)(i)               -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Asset Allocation
                                 Master Portfolio, incorporated by reference to
                                 Amendment No. 8 filed on March 21, 1996.

        5(f)(ii)              -  Sub-Advisory Contract with BZW Barclays Global
                                 Fund Advisors on behalf of the Asset
                                 Allocation Master Portfolio, incorporated by
                                 reference to Amendment No. 8 filed on March
                                 21, 1996.

        5(g)(i)               -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Corporate Stock
                                 Master Portfolio, incorporated by reference to
                                 Amendment No. 8 filed on March 21, 1996.

        5(g)(ii)              -  Sub-Advisory Contract with BZW Barclays Global
                                 Fund Advisors on behalf of the Corporate Stock
                                 Master Portfolio, incorporated by reference to
                                 Amendment No. 8 filed on March 21, 1996.

        5(h)(i)               -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the U.S. Government
                                 Allocation Master Portfolio, incorporated by
                                 reference to Amendment No. 8 filed on March
                                 21, 1996.

        5(h)(ii)              -  Sub-Advisory Contract with BZW Barclays Global
                                 Fund Advisors on behalf of the U.S. Government
                                 Allocation Master Portfolio, incorporated by
                                 reference to Amendment No. 8 filed on March
                                 21, 1996.

        5(i)                  -  Investment Advisory Contract with Wells Fargo
                                 Bank, N.A. on behalf of the Small Cap Master
                                 Portfolio, filed herewith.

      Exhibit
      Number                                      Description
      ------                                      -----------


        6                     -  Amended Placement Agent Agreement, incorporated
                                 by reference to Amendment No. 9 filed on
                                 September 6, 1996.

        7                     -  Not Applicable.

        8(a)                  -  Custody Agreement with Wells Fargo Bank, N.A.,
                                 incorporated by reference to Amendment No. 9
                                 filed on September 6, 1996.

        8(b)                  -  Amendment No. 1 to the Custody Agreement with
                                 Wells Fargo Bank, N.A., incorporated by
                                 reference to Amendment No. 7, filed on
                                 December 22, 1995.

        9(a)                  -  Amended Agency Agreement with Wells Fargo Bank,
                                 N.A., incorporated by reference to Amendment
                                 No. 9 filed on September 6, 1996.

        9(b)                  -  Amended Administration Agreement with Stephens
                                 Inc. incorporated by reference to Amendment
                                 No. 9 filed on September 6, 1996.

        10                    -  Not Applicable.

        11                    -  Not Applicable.

        12                    -  Not Applicable.

        13                    -  Investment Letter, incorporated by reference to
                                 the Registration Statement on Form N-1A filed
                                 on September 24, 1991.

        14                    -  Not Applicable.

        15                    -  Not Applicable.

        16                    -  Not Applicable.

        17                    -  Not Applicable.


Item 25.      Persons Controlled by or under Common Control with Registrant.

              No person is controlled by or under common control with Registrant.

Item 26.      Number of Holders of Securities.

              As of December 1, 1996, the number of record holders of each Master Portfolio of the Registrant was as follows:

                                Title of Class                     Number of Record Holders
                                --------------                     ------------------------
Cash Investment Trust Master Portfolio                                         2

Short-Term Municipal Income Master Portfolio                                   2

Short-Term Government-Corporate Income Master Portfolio                        3

Tax-Free Money Market Master Portfolio                                         3

Capital Appreciation Master Portfolio                                          3

Asset Allocation Master Portfolio                                              2

Corporate Stock Master Portfolio                                               2

U.S. Government Allocation Master Portfolio                                    2

Small Cap Master Portfolio                                                     3


Item 27.      Indemnification.

              Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust and its Master Portfolios. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 28.      Business and Other Connections of Investment Adviser.

              Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, serves as investment adviser to the Master Portfolios of the Registrant and to several other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

              To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for

Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.

Name and Position                           Principal Business(es) and Address(es)
at Wells Fargo Bank                         During at Least the Last Two Fiscal Years
-------------------                         -----------------------------------------
H. Jesse Arnelle                            Senior Partner of Arnelle & Hastie
Director                                    455 Market Street
                                            San Francisco, CA 94105

                                            Director of FPL Group, Inc.
                                            700 Universe Blvd., P.O. Box 14000
                                            North Palm Beach, FL 33408

William R. Breuner                          General Partner in Breuner Associates, Breuner Properties and
Director                                    Breuner-Pavarnick Real Estate Developers. Retired Chairman of
                                            the Board of Directors of John Breuner Co.
                                            2300 Clayton Road, Suite 1570
                                            Concord, CA 94520

                                            Vice Chairman of the California State Railroad Museum Foundation.
                                            111  I  Street
                                            Old Sacramento, CA 95814

William S. Davila                           President and Director of The Vons Companies, Inc.
Director                                    618 Michillinda Avenue
                                            Arcadia, CA  91007

                                            Officer of Western Association of Food Chains
                                            825 Colorado Blvd. #203
                                            Los Angeles, CA 90041

Rayburn S. Dezember                         Director of CalMat Co.
Director                                    3200 San Fernando Road
                                            Los Angeles, CA 90065

                                            Director of Tejon Ranch Co.
                                            P.O. Box 1000
                                            Lebec, CA  93243

Name and Position                           Principal Business(es) and Address(es)
at Wells Fargo Bank                         During at Least the Last Two Fiscal Years
-------------------                         -----------------------------------------
                                            Director of Turner Casting Corp.
                                            P.O. Box 1099
                                            Cudahy, CA 90201

                                            Director of The Bakersfield Californian
                                            P.O. Box 440
                                            1707  I  Street
                                            Bakersfield, CA 93302

                                            Director of Kern County Economic Development Corp.
                                            P.O. Box 1229
                                            2700 M Street, Suite 225
                                            Bakersfield, CA 93301

                                            Chairman of the Board of Trustees of Whittier College
                                            13406 East Philadelphia Avenue
                                            P.O. Box 634
                                            Whittier, CA 90608

Paul Hazen                                  Chairman of the Board of Directors of Wells Fargo & Company
Chairman of the                             420 Montgomery Street
Board of Directors                          San Francisco, CA 94105

                                            Director of Pacific Telesis Group
                                            130 Kearny Street
                                            San Francisco, CA 94108

                                            Director of Phelps Dodge Corp.
                                            2600 North Central Avenue
                                            Phoenix, AZ 85004

                                            Director of Safeway Inc.
                                            Fourth and Jackson Streets
                                            Oakland, CA 94660

Robert K. Jaedicke                          Accounting Professor and Dean Emeritus of Graduate School of
Director                                    Business, Stanford University
                                            MBA Admissions Office
                                            Stanford, CA 94305

Name and Position                           Principal Business(es) and Address(es)
at Wells Fargo Bank                         During at Least the Last Two Fiscal Years
-------------------                         -----------------------------------------
                                            Director of Homestake Mining Co.
                                            650 California Street
                                            San Francisco, CA 94108

                                            Director of California Water Service Company
                                            1720 North First Street
                                            San Jose, CA 95112

                                            Director of Boise Cascade Corp.
                                            1111 West Jefferson Street
                                            P.O. Box 50
                                            Boise, ID 83728

                                            Director of Enron Corp.
                                            1400 Smith Street
                                            Houston, TX  77002

                                            Director of GenCorp, Inc.
                                            175 Ghent Road
                                            Fairlawn, OH  44333

Paul A. Miller                              Chairman of Executive Committee and Director of Pacific
Director                                    Enterprises
                                            633 West Fifth Street
                                            Los Angeles, CA 90071

                                            Trustee of Mutual Life Insurance Company
                                            of New York
                                            1740 Broadway
                                            New York, NY  10019

                                            Director of Newhall Management Corporation
                                            23823 Valencia Blvd.
                                            Valencia, CA 91355

                                            Trustee of University of Southern California
                                            University Park TGF 200
                                            665 Exposition Blvd.
                                            Los Angeles, CA 90089

Ellen M. Newman                             President of Ellen Newman Associates
Director                                    323 Geary Street,  Suite 507
                                            San Francisco, CA 94102

Name and Position                           Principal Business(es) and Address(es)
at Wells Fargo Bank                         During at Least the Last Two Fiscal Years
-------------------                         -----------------------------------------
                                            Chair of Board of Trustees of University of California at San
                                            Francisco Foundation
                                            250 Executive Park Blvd., Suite 2000
                                            San Francisco, CA 94143

                                            Director of American Conservatory Theater
                                            30 Grant Avenue
                                            San Francisco, CA 94108

                                            Director of California Chamber of Commerce
                                            1201 K Street, 12th Floor
                                            Sacramento, CA 95814

Philip J. Quigley                           Chairman, Chief Executive Officer and Director of Pacific
Director                                    Telesis Group
                                            130 Kearney Street, Rm. 3700
                                            San Francisco, CA 94108

                                            Director of Varian Associates
                                            3050 Hansen Way
                                            P.O. Box 10800
                                            Palo Alto, CA 94303

Carl E. Reichardt                           Chairman and Chief Executive Officer of the Board of Directors
Director                                    of Wells Fargo & Company
                                            420 Montgomery Street
                                            San Francisco, CA 94105

                                            Director of Ford Motor Company
                                            The American Road
                                            Dearborn, MI  48121

                                            Director of Hospital Corporation of America, HCA-Hospital Corp.
                                            of America
                                            One Park Plaza
                                            Nashville, TN 37203

                                            Director of Pacific Gas and Electric Company
                                            77 Beale Street
                                            San Francisco, CA 94105

                                            Director of Newhall Management Corporation
                                            23823 Valencia Blvd.
                                            Valencia, CA 91355

Name and Position                           Principal Business(es) and Address(es)
at Wells Fargo Bank                         During at Least the Last Two Fiscal Years
-------------------                         -----------------------------------------
Donald B. Rice                              President, Chief Operating Officer and Director of Teledyne,
Director                                    Inc.
                                            2049 Century Park East
                                            Los Angeles, CA 90067

                                            Director of Vulcan Materials Company
                                            One Metroplex Drive
                                            Birmingham, AL 35209

                                            Retired Secretary of the Air Force

Susan G. Swenson                            President and Chief Executive Officer of Cellular One
Director                                    651 Gateway Blvd.
                                            San Francisco, CA 94080

Chang-Lin Tien                              Chancellor of University of California at Berkeley
Director                                    UC at Berkeley
                                            Berkeley, CA 94720

John A. Young                               President, Director and Chief Executive Officer of
Director                                    Hewlett-Packard Company
                                            3000 Hanover Street
                                            Palo Alto, CA 94304

                                            Director of Chevron Corporation
                                            225 Bush Street
                                            San Francisco, CA 94104

William F. Zuendt                           Director of 3Com Corp.
President                                   5400 Bayfront Plaza
                                            P.O. Box 58145
                                            Santa Clara, CA 95052

                                            Director of MasterCard International
                                            888 Seventh Avenue
                                            New York, NY 10106

                                            Trustee of Golden Gate University
                                            536 Mission Street
                                            San Francisco, CA 94163

        BZW Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of BZW Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company), serves as sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios of the Trust and as adviser or sub-adviser to certain other open-end management investment companies

        The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Predecessor Funds, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. With the exception of Irving Cohen, each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position                        Principal Business(es) During at
at BGFA                                  Least the Last Two Fiscal Years
-------                                  -------------------------------
Frederick L.A. Grauer                    Chairman and Director of WFNIA and WFITC+
Chairman, Director

Donald L. Luskin                         Chief Executive Officer of WFNIA's Defined Contribution Group+
Vice Chairman & Director

Irving Cohen                             Chief Financial Officer and Chief Operating Officer of Barclays Bank
Director                                 PLC, New York Branch and Chief Operating Officer of Barclays Group,
                                         Inc. (USA)*:  previously Chief Financial Officer of Barclays de Zoete
                                         Wedd Securities Inc. (1994)*

Andrea M. Zolberti                       Chief Financial Officer of WFNIA and WFITC+
Chief Financial Officer

Vincent J. Bencivenga                    Previously Vice President at State Street Bank & Trust Company++
Chief Fiduciary Officer


*     222 Broadway, New York, New York, 10038.

+     45 Fremont Street, San Francisco, California 94105.

++    One Financial Center, Boston, Massachusetts 02111.

Item 29.  Principal Underwriters.

               (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any registered investment companies, but does act as principal underwriter for Overland Express Funds, Inc., MasterWorks Funds Inc., Stagecoach Trust and Stagecoach Funds, Inc. and is the exclusive placement agent for Master Investment Portfolio, Managed Series Investment Trust and Life & Annuity Trust, each of which is a registered series management investment company and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and the Managed Balanced Target Maturity Fund, Inc., which are closed-end management investment companies and Nations Fund Trust, Nations Funds, Inc., Nations Fund Portfolio, Inc. and The Capitol Mutual Funds, which are open-end management investment companies.

              (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (SEC File No. 501-15510).

              (c) Not applicable.

Item 30.  Location of Accounts and Records.

              (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

              (b) Wells Fargo Bank maintains all Records relating to its services as investment adviser, custodian and transfer and dividend disbursing agent at 525 Market Street, San Francisco, California 94105.

              (c) BGFA maintains all Records relating to its services as sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios at 45 Fremont Street, San Francisco, California 94105.

              (d) Stephens maintains all Records relating to its services as sponsor, administrator and placement agent at 111 Center Street, Little Rock, Arkansas 72201.

Item 31.  Management Services.

              Other than as set forth under the captions "Item 5 Management of the Master Portfolios" in Part A of this Registration Statement and "Item 16 Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings.

              (a)    Not applicable.

              (b)    Not applicable.

              (c) Registrant undertakes to hold a special meeting of its shareholders for the purpose of voting on the question of removal of a trustee or trustees if requested in writing by the holders of at least 10% of each Master Portfolio, the outstanding voting securities of Master Investment Trust and to assist in communicating with other shareholders as required by Section 16(c) of the Investment Company Act of 1940.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 30th day of January , 1997.


                                             MASTER INVESTMENT TRUST


                                             By:  /s/Richard H. Blank, Jr.
                                                  Richard H. Blank, Jr.
                                                  Secretary and Treasurer
                                                  (Principal Financial Officer)


      Signature                                   Title                                          Date
      ---------                                   -----                                          ----
        *                                         Chairman, President (Principal
-------------------------                         Executive Officer) and Trustee
(R. Greg Feltus)

/s/ Richard H. Blank, Jr.                         Chief Operating Officer,                       1/30/97
-------------------------                         Secretary and Treasurer
(Richard H. Blank, Jr.)                           (Principal Financial Officer)


        *                                         Trustee
-------------------------
(Jack S. Euphrat)

        *                                         Trustee
-------------------------
(Thomas S. Goho)

        *                                         Trustee
-------------------------
(Joseph N. Hankin)

        *                                         Trustee
-------------------------
(W. Rodney Hughes)

        *                                         Trustee
-------------------------
(Robert M. Joses)

        *                                         Trustee
-------------------------
(J. Tucker Morse)

*By:   /s/Richard H. Blank, Jr.
       ------------------------
       (Richard H. Blank, Jr.)
       As Attorney-in-Fact
       January 30, 1997

                            MASTER INVESTMENT TRUST
                               File No. 811-6415
                            Amendment No. 10 to the
                      Registration Statement on Form N-1A
                    Under the Investment Company Act of 1940

                                 EXHIBIT INDEX

               EXHIBIT              DESCRIPTION
               NUMBER
               EX-99.B1(d)          Amendment to the Declaration of Trust

               EX-99.B5(i)          Investment Advisory Contract on behalf of
                                    the Small Cap Master Portfolio